                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934




                     Commission file number      1-10442
                                           ------------------

     Date of Report (Date of earliest event reported)      JULY 25, 1995
                                                     ------------------------


                    FIRST FINANCIAL MANAGEMENT CORPORATION
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              GEORGIA                                     58-1107864
  -------------------------------                 ---------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                       Identification No.)



  3 CORPORATE SQUARE, SUITE 700,   ATLANTA, GEORGIA                    30329
- --------------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)


     (Registrant's telephone number, including area code)  (404) 321-0120
                                                         -------------------



                                NOT APPLICABLE
- --------------------------------------------------------------------------------
  (Former name, former address and formal fiscal year, if changed since last report)



                      This is page 1 of 83 total pages.
                  The exhibit index can be found on page 80.

Item 5.  Other Events

         As previously disclosed in First Financial Management Corporation's ("First Financial") Current Report on Form 8-K dated June 22, 1995, First Financial entered into an Agreement and Plan of Merger (the "Merger
Agreement"), dated as of June 12, 1995, among First Financial, First Data Corporation ("First Data") and FDC Merger Corp., a wholly owned subsidiary of First Data. The Merger Agreement provides for the merger of FDC Merger Corp. with and into First Financial, with First Financial remaining as the surviving corporation in the merger and thus becoming a wholly owned subsidiary of First Data. Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, each share of First Financial's common stock will be converted into
1.5859 shares of common stock of First Data.

         First Financial and First Data recently completed preparation of certain Unaudited Pro Forma Condensed Combined Financial Statements reflecting the combined operations of First Financial and First Data. First Financial is filing this Current Report on Form 8-K to make publicly available these Unaudited Pro Forma Condensed Combined Financial Statements and is also including certain supplemental historical financial statements and supplemental pro forma financial statements previously filed by First Data but not yet part of First Financial's publicly filed reports.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Constituent Corporations.

    For the financial statements of First Financial for the years ended December 31, 1994, 1993 and 1992 and for the three months ended March 31, 1995 and 1994, see First Financial's Annual Report on Form 10-K for the year ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    For the financial statements of Western Union Financial Services, Inc. ("Western Union") for the nine months ended September 30, 1994 and 1993, which was acquired by First Financial in November 1994, see First Financial's Current Report on Form 8-K dated November 4, 1994.

    The following financial statements of First Data and CESI Holdings, Inc. which First Data acquired in March 1995 are included herein:

    First Data Corporation Financial Statements:
         Report of Independent Auditors
         Consolidated Statements of Income for the years ended December 31,
            1994, 1993 and 1992
         Consolidated Balance Sheets as of December 31, 1994 and 1993 Consolidated Statements of Cash Flows for the years ended December 31,
            1994, 1993 and 1992
         Consolidated Statements of Shareholders' Equity for the years ended
            December 31, 1994, 1993 and 1992
         Notes to Consolidated Financial Statements
         Consolidated Statements of Income for the three months ended March 31,
            1995 and 1994 (Unaudited)
         Consolidated Balance Sheets as of March 31, 1995 (Unaudited) and
            December 31, 1994
         Consolidated Statements of Cash Flows for the three months ended March
            31, 1995 and 1994 (Unaudited)
         Notes to Unaudited Consolidated Financial Statements

    CESI Holdings, Inc. Financial Statements:
         Report of Independent Auditors
         Consolidated Balance Sheet as of June 30, 1994
         Consolidated Statement of Operations for the year ended June 30, 1994 Consolidated Statement of Stockholders' Equity for the year ended June
            30, 1994
         Consolidated Statement of Cash Flows for the year ended June 30, 1994 Notes to Consolidated Financial Statements
         Condensed Consolidated Balance Sheet as of December 31, 1994
            (Unaudited)
         Condensed Consolidated Statement of Operations for the six months ended December 31, 1994 (Unaudited)
         Condensed Consolidated Statement of Cash Flows for the six months ended December 31, 1994 (Unaudited)
         Notes to Unaudited Consolidated Financial Statements

(b) Pro Forma Combined Financial Statements (Unaudited):
    Pro Forma Condensed Combined Balance Sheet as of March 31, 1995 and
         Condensed Combined Statements of Income for the years ended December 31, 1992, 1993 and 1994 and the three months ended March 31, 1994 and 1995 reflecting combined operations of First Data Corporation and First Financial Management Corporation
    Supplemental Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1994 and the three months ended March 31, 1995 reflecting combined operations of First Data Corporation, CESI Holdings, Inc., First Financial Management Corporation and Western Union Financial Services, Inc.
    Pro Forma Combined Statement of Income for the year ended December 31, 1994 and the three months ended March 31, 1995 reflecting combined operations of First Data Corporation and CESI Holdings, Inc.

(c) Exhibits

23.1  Consent of Ernst & Young LLP
23.2  Consent of Ernst & Young LLP
23.3  Letter of Ernst & Young LLP

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS




The Stockholders and Board of Directors
First Data Corporation



We have audited the accompanying consolidated balance sheets of First Data Corporation as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Data Corporation at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.




                                               ERNST & YOUNG LLP



New York, New York
February 3, 1995

                             FIRST DATA CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                  Years Ended December 31, 1994, 1993 and 1992
                   ($ in thousands, except per share amounts)




                                                                              1994            1993            1992
                                                                           ----------      ----------      ----------
Revenues:
   Fee revenues, net  . . . . . . . . . . . . . . . . . . . . . . .        $1,405,837      $1,210,899      $  962,315
   Revenues from affiliates   . . . . . . . . . . . . . . . . . . .            65,798         108,257         118,237
   Fees related to sale of TRS financial instruments, net   . . . .           180,558         171,187         124,768
                                                                           ----------      ----------      ----------
          Total   . . . . . . . . . . . . . . . . . . . . . . . . .         1,652,193       1,490,343       1,205,320
                                                                           ----------      ----------      ----------

Expenses:
   Human resources  . . . . . . . . . . . . . . . . . . . . . . . .           649,599         618,471         494,310
   Equipment, supplies and facilities   . . . . . . . . . . . . . .           245,660         213,592         184,731
   Depreciation and amortization. . . . . . . . . . . . . . . . . .           143,597         117,811          97,497
   Advertising, professional and other, net   . . . . . . . . . . .           215,963         208,180         163,253
                                                                           ----------      ----------      ----------
          Total   . . . . . . . . . . . . . . . . . . . . . . . . .         1,254,819       1,158,054         939,791
                                                                           ----------      ----------      ----------
Operating income  . . . . . . . . . . . . . . . . . . . . . . . . .           397,374         332,289         265,529
Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . .            41,257          41,430          33,972
                                                                           ----------      ----------      ----------
Pretax income . . . . . . . . . . . . . . . . . . . . . . . . . . .           356,117         290,859         231,557
Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .           147,971         117,812          90,132
                                                                           ----------      ----------      ----------
          Net income  . . . . . . . . . . . . . . . . . . . . . . .        $  208,146      $  173,047      $  141,425
                                                                           ==========      ==========      ==========
Net income per common share . . . . . . . . . . . . . . . . . . . .        $     1.87      $     1.56      $     1.30
                                                                           ==========      ==========      ==========



                See notes to consolidated financial statements.


                                      F-3

                             FIRST DATA CORPORATION

                           CONSOLIDATED BALANCE SHEET
                           December 31, 1994 and 1993
                   ($ in thousands, except per share amounts)

                                  ASSETS                                                      1994          1993
                                  ------                                                  ----------    ----------
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  166,203    $  298,041
Short-term investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      197,134       141,026
Proceeds including proceeds due from financial instruments sold . . . . . . . . . . . .    3,058,829     1,818,000
Accounts receivable, less allowance: 1994, $7,117; 1993, $8,606 . . . . . . . . . . . .      225,552       197,841
Receivables from affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       49,072        43,446
Land, buildings and equipment at cost, net  . . . . . . . . . . . . . . . . . . . . . .      303,294       238,724
Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42,395        46,365
Goodwill, net of amortization: 1994, $154,783; 1993, $125,294 . . . . . . . . . . . . .      866,505       811,421
Other intangibles, net of amortization: 1994, $100,016; 1993, $94,556 . . . . . . . . .      296,339       224,048
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      214,121       135,752
                                                                                          ----------    ----------
                                                                                          $5,419,444    $3,954,664
                                                                                          ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Liabilities:
     Drafts outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  197,046    $  140,813
     Liabilities relating to financial instruments sold   . . . . . . . . . . . . . . .    3,069,000     1,818,000
     Short-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       35,000            -
     Long-term debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      474,680       521,269
     Accounts payable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       90,358        58,630
     Payables to affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,112         2,359
     Income taxes payable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60,019        50,456
     Employee-related liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .       84,356        56,504
     Deferred revenue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50,366        60,165
     Accrued and other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .      341,248       292,008
                                                                                          ----------    ----------
         Total liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,404,185     3,000,204
                                                                                          ----------    ----------

Stockholders' equity:
     Common stock, par value $.01 per share, authorized 300,000,000 shares;
       issued 110,352,000 shares in 1994 and 110,351,858 in 1993  . . . . . . . . . . .        1,104         1,104
     Capital surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      412,779       410,211
     Net unrealized securities losses   . . . . . . . . . . . . . . . . . . . . . . . .       (6,611)           -
     Foreign currency translation adjustment  . . . . . . . . . . . . . . . . . . . . .      (17,033)      (20,021)
     Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      755,558       567,035
     Less treasury stock at cost, 2,710,360 shares in 1994 and 107,793 in 1993  . . . .     (130,538)       (3,869)
                                                                                          ----------    ----------
                                                                                           1,015,259       954,460
                                                                                          ----------    ----------
                                                                                          $5,419,444    $3,954,664
                                                                                          ==========    ==========


                See notes to consolidated financial statements.

                                      F-4

                             FIRST DATA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  Years Ended December 31, 1994, 1993 and 1992
                                ($ in thousands)

                                                                                             1994            1993         1992
                                                                                         -----------      ---------     ---------
Cash Flows From Operating Activities:
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   208,146      $ 173,047     $ 141,425
     Adjustments to reconcile net income to net cash provided by operating activities:
           Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           74,296         62,101        53,748
           Amortization (1994, 1993 and 1992 include charges of
             $21,936, $18,350 and $13,756 against revenues) . . . . . . . . . . . .           91,237         74,060        57,505
     Gain on sale of businesses, net. . . . . . . . . . . . . . . . . . . . . . . .          (50,198)       (22,000)           -
     Other non-cash charges, net. . . . . . . . . . . . . . . . . . . . . . . . . .           36,646         40,910        15,907
     Changes in operating assets and liabilities:
           Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . .          (56,108)        27,978        16,319
           Proceeds including proceeds due from financial instruments
             sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (1,251,000)       155,000      (559,000)
           Accounts receivable  . . . . . . . . . . . . . . . . . . . . . . . . . .          (45,702)       (26,806)        3,071
           Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (38,966)         9,737         7,266
           Drafts outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . .           56,233        (27,812)      (16,267)
           Liabilities relating to financial instruments sold . . . . . . . . . . .        1,251,000       (155,000)      559,000
           Accounts payable and other liabilities . . . . . . . . . . . . . . . . .           66,947        (49,357)      (15,397)
           Receivables from/payables to affiliates, net . . . . . . . . . . . . . .           (9,478)         3,094        26,456
                                                                                         -----------      ---------     ---------
                  Net cash provided by operating activities . . . . . . . . . . . .          333,053        264,952       290,033
                                                                                         -----------      ---------     ---------
Cash Flows From Investing Activities:
     Purchase of variable rate cap agreements . . . . . . . . . . . . . . . . . . .          (28,850)        (2,100)      (14,450)
     Proceeds from redemption of preferred stock investment . . . . . . . . . . . .           11,478             -         13,522
     Deferred contract payments . . . . . . . . . . . . . . . . . . . . . . . . . .         (123,381)       (87,318)      (72,402)
     Purchase of land, buildings and equipment. . . . . . . . . . . . . . . . . . .         (154,871)       (84,888)      (62,232)
     Acquisition-related expenditures . . . . . . . . . . . . . . . . . . . . . . .         (153,839)      (156,306)     (108,469)
     Divestitures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          143,867         67,233         5,413
                                                                                         -----------      ---------     ---------
                  Net cash used by investing activities . . . . . . . . . . . . . .         (305,596)      (263,379)     (238,618)
                                                                                         -----------      ---------     ---------
Cash Flows From Financing Activities:
     Net increase (decrease) in short-term debt . . . . . . . . . . . . . . . . . .           35,000             -         (3,000)
     Issuance of long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . .               -         197,862        22,434
     Principal payments of long-term debt . . . . . . . . . . . . . . . . . . . . .          (48,360)       (49,075)      (96,071)
     Proceeds from issuance of common stock . . . . . . . . . . . . . . . . . . . .            7,641          7,839        83,064
     Purchase of treasury stock . . . . . . . . . . . . . . . . . . . . . . . . . .         (142,374)        (5,577)           -
     Dividends paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (13,209)       (13,205)      (18,572)
                                                                                         -----------      ---------     ---------
                  Net cash (used) provided by financing activities. . . . . . . . .         (161,302)       137,844       (12,145)
                                                                                         -----------      ---------     ---------
Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . .            2,007           (967)       (9,969)
                                                                                         -----------      ---------     ---------
Net (decrease) increase in cash and cash equivalents. . . . . . . . . . . . . . . .         (131,838)       138,450        29,301
Cash and cash equivalents at beginning of year. . . . . . . . . . . . . . . . . . .          298,041        159,591       130,290
                                                                                         -----------      ---------     ---------
Cash and cash equivalents at end of year. . . . . . . . . . . . . . . . . . . . . .      $   166,203      $ 298,041     $ 159,591
                                                                                         ===========      =========     =========



                See notes to consolidated financial statements.

                                      F-5

                             FIRST DATA CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1994, 1993 and 1992
                   ($ in thousands, except per share amounts)

                                                                              UNREALIZED    FOREIGN
                                                                              SECURITIES    CURRENCY
                                                       COMMON     CAPITAL     GAINS AND   TRANSLATION
                                                       STOCK      SURPLUS      (LOSSES)    ADJUSTMENT
                                                     ---------   ---------    ----------  ------------
Balance at January 1, 1992  . . . . . . . . . . .    $   1,041   $ 275,988     $     -      $  1,930
Net income  . . . . . . . . . . . . . . . . . . .           -           -            -            -
Cash dividends ($0.21 per common share) . . . . .           -           -            -            -
Foreign currency translation adjustment . . . . .           -           -            -       (16,559)
Issuance of common stock (4,000,000
     shares)  . . . . . . . . . . . . . . . . . .           40      83,024           -            -
Conversion of debt into common stock
     (1,886,364 shares)   . . . . . . . . . . . .           19      41,481           -            -
                                                     ---------   ---------     --------     --------
Balance at December 31, 1992  . . . . . . . . . .        1,100     400,493           -       (14,629)
                                                     ---------   ---------     --------     --------
Net income  . . . . . . . . . . . . . . . . . . .           -           -            -            -
Cash dividends ($0.12 per common share) . . . . .           -           -            -            -
Foreign currency translation adjustment . . . . .           -           -        (5,392)          -
Stock options exercised and related tax
     benefits (351,858 shares)  . . . . . . . . .            4       9,718           -            -
Purchase of treasury stock (153,533 shares) . . .           -           -            -            -
Incentive savings plan contribution (45,740
     shares)  . . . . . . . . . . . . . . . . . .           -           -            -            -
                                                     ---------   ---------     --------     --------
Balance at December 31, 1993  . . . . . . . . . .        1,104     410,211           -       (20,021)
                                                     ---------   ---------     --------     --------
Net income  . . . . . . . . . . . . . . . . . . .           -           -            -            -
Cash dividends ($0.12 per common share) . . . . .           -           -            -            -
Adjustment to beginning balance for change
     in accounting method, net of income
     taxes of $20,397   . . . . . . . . . . . . .           -           -        37,880           -
Change in unrealized gains and (losses), net
     of income tax benefits of $23,957  . . . . .           -           -       (44,491)          -
Foreign currency translation adjustment . . . . .           -           -            -         2,988
Stock options exercised and related tax
     benefits (321,857 shares)  . . . . . . . . .           -        2,544           -            -
Purchase of treasury stock (2,962,200
        shares) . . . . . . . . . . . . . . . . .           -           -            -            -
Acquisition purchase price (37,918 shares)  . . .           -           24           -            -
                                                     ---------   ---------     --------     --------
Balance at December 31, 1994  . . . . . . . . . .    $   1,104   $ 412,779     $ (6,611)    $(17,033)
                                                     =========   =========     ========     ========


                                                      RETAINED   TREASURY
                                                      EARNINGS    STOCK        TOTAL
                                                      --------   --------    ----------
Balance at January 1, 1992  . . . . . . . . . . .     $287,649   $      -    $  566,608
Net income  . . . . . . . . . . . . . . . . . . .      141,425          -       141,425
Cash dividends ($0.21 per common share) . . . . .      (21,872)         -       (21,872)
Foreign currency translation adjustment . . . . .           -           -       (16,559)
Issuance of common stock (4,000,000
     shares)  . . . . . . . . . . . . . . . . . .           -           -        83,064
Conversion of debt into common stock
     (1,886,364 shares)   . . . . . . . . . . . .           -           -        41,500
                                                      --------   ---------   ----------
Balance at December 31, 1992  . . . . . . . . . .      407,202          -       794,166
                                                      --------   ---------   ----------
Net income  . . . . . . . . . . . . . . . . . . .      173,047          -       173,047
Cash dividends ($0.12 per common share) . . . . .      (13,214)         -       (13,214)
Foreign currency translation adjustment . . . . .           -       (5,392)
Stock options exercised and related tax
     benefits (351,858 shares)  . . . . . . . . .           -           -         9,722
Purchase of treasury stock (153,533 shares) . . .           -       (5,577)      (5,577)
Incentive savings plan contribution (45,740
     shares)  . . . . . . . . . . . . . . . . . .           -        1,708        1,708
                                                      --------   ---------   ----------
Balance at December 31, 1993  . . . . . . . . . .      567,035      (3,869)     954,460
                                                      --------   ---------   ----------
Net income  . . . . . . . . . . . . . . . . . . .      208,146          -       208,146
Cash dividends ($0.12 per common share) . . . . .      (13,123)         -       (13,123)
Adjustment to beginning balance for change
     in accounting method, net of income
     taxes of $20,397   . . . . . . . . . . . . .           -           -        37,880
Change in unrealized gains and (losses), net
     of income tax benefits of $23,957  . . . . .           -           -       (44,491)
Foreign currency translation adjustment . . . . .           -           -         2,988
Stock options exercised and related tax
     benefits (321,857 shares)  . . . . . . . . .       (6,500)     14,162       10,206
Purchase of treasury stock (2,962,200
        shares) . . . . . . . . . . . . . . . . .           -     (142,482)    (142,482)
Acquisition purchase price (37,918 shares)  . . .           -        1,651        1,675
                                                      --------   ---------   ----------
Balance at December 31, 1994  . . . . . . . . . .     $755,558   $(130,538)  $1,015,259
                                                      ========   =========   ==========


                See notes to consolidated financial statements.

                                      F-6

                    FIRST DATA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation
       The accompanying consolidated financial statements include the accounts of First Data Corporation (the Company or FDC) and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

     Foreign Currency and Hedging Contracts

       Foreign currency denominated assets and liabilities are translated into U.S. dollar equivalents based on exchange rates prevailing at the end of each year. Revenues and expenses are translated at average exchange rates during the year. Aggregate foreign exchange gains and losses arising from the translation of foreign currency denominated assets and liabilities are included in Stockholders' Equity.

       Foreign currency products used to hedge net investments in foreign entities or identifiable firm foreign currency commitments are recognized as adjustments to the values of the hedged items. Gains and losses resulting from hedging activities are intended to offset the gains and losses on the hedged foreign currency exposures.

       Contracts, principally variable rate cap agreements, used to hedge exposure to fluctuations in variable rates are recognized as an adjustment of the rates. The cost of each contract, which is designated and effective in reducing risk, is recognized ratably over the life of the contract.


     Cash and Cash Equivalents

       The Company has principally defined cash and cash equivalents as cash, time deposits and certain highly liquid instruments with maturities of three months or less at the date of purchase. Excluded from this definition are amounts attributable to drafts outstanding. Cash equivalents totaled $146 million and $283 million at December 31, 1994 and 1993, respectively, and are carried at cost which approximates market value.


     Short-Term Investments

       Short-term investments are principally comprised of highly liquid investments including time deposits, short-term money market preferred stock and money market mutual funds. These investments, which are not available for general corporate purposes, principally arise from drafts outstanding relative to the Company's mutual fund transfer agent business and are carried at cost which approximates market value.


     Securities Held-To-Maturity and Available-For-Sale

       The Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for investments held as of and acquired after January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. Stockholders' Equity, as of January 1, 1994, increased approximately $38 million (net of approximately $20 million in deferred federal income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at amortized cost or lower of aggregate cost or market.

       Pursuant to this Statement, management determines the appropriate classification of debt securities included in the investment portfolio owned by American Express Travel Related Services Company, Inc. (TRS), a whollyowned subsidiary of American Express Company (American Express), (TRS Portfolio) and


                                      F-7

                    FIRST DATA CORPORATION AND SUBSIDARIES
the Company's own investment portfolio (Company's Portfolio) at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are carried at amortized cost.

       Debt securities not classified as held-to-maturity and marketable equity securities are classified as available-for-sale. The Company currently has no securities classified as trading securities. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of federal income taxes, reported in a separate component of Stockholders' Equity captioned "Net unrealized securities losses."

       The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Realized gains and losses and any declines in value judged to be other than temporary are included in net income. The cost of securities sold is based upon the specific identification method.

     Land, Buildings and Equipment

       Land, buildings and equipment are depreciated over their estimated useful lives. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term. Depreciation is computed using the straight-line method. The ranges of estimated useful lives are as follows:

                                                                  YEARS
                                                                  -----
           Buildings  . . . . . . . . . . . . . . . . . . . . . .    30
           Leasehold improvements   . . . . . . . . . . . . . . .  3-10
           Computer equipment   . . . . . . . . . . . . . . . . .   3-4
           Communications and other equipment and furniture . . .   3-8

       Land, buildings and equipment at December 31 consist of (thousands):

                                                                    1994        1993
                                                                 ---------   ---------
           Land   . . . . . . . . . . . . . . . . . . . . . . .  $   9,578   $  10,121
           Buildings  . . . . . . . . . . . . . . . . . . . . .    113,154      98,932
           Leasehold improvements   . . . . . . . . . . . . . .     38,082      22,934
           Equipment and furniture  . . . . . . . . . . . . . .    405,070     321,428
                                                                 ---------   ---------
                                                                   565,884     453,415
           Less accumulated depreciation and amortization . . .   (262,590)   (214,691)
                                                                 ---------   ---------
                   Total  . . . . . . . . . . . . . . . . . . .  $ 303,294   $ 238,724
                                                                 =========   =========


       Included in the above are assets held under capital lease agreements of $2.0 million and $3.9 million, net of accumulated amortization of $5.6 million and $7.8 million as of December 31, 1994 and 1993, respectively.


     Goodwill and Other Intangibles

       Goodwill represents the excess of purchase price over tangible and other identifiable assets acquired less liabilities assumed arising from business combinations and is being amortized over estimated useful lives ranging from 20 to 40 years. Included in goodwill at December 31, 1994 and 1993 is approximately $197 million and $203 million, respectively, associated with the original acquisition of First Data Resources Inc. Other intangible assets consist of rights to provide processing services to clients acquired directly or through business combinations, costs associated with the conversion of major new client accounts to the Company's


                                      F-8

                    FIRST DATA CORPORATION AND SUBSIDIARIES
systems, and, to a lesser extent, copyrights, patents, software and non-compete agreements acquired in business combinations. Client contracts provide for the payment by the client of minimum annual fees and contract termination penalties. Other intangibles are amortized on either a straight-line basis or as a percentage of expected revenue over the length of the contract or benefit period, from 4 to 25 years.

       Goodwill and other intangible assets are reviewed for impairment whenever events indicate that their carrying amount may not be recoverable. When the Company believes that those assets may not be recoverable, it estimates the future cash flows to be generated by the business associated with those assets. In the event that the sum of the cash flows is less than the carrying amount of those assets, the assets would be written down to their fair value which is normally measured by discounting estimated future cash flows.

     Revenue Recognition

       As a provider of computer-based information processing and related services to a variety of industries, FDC records its net fee revenues as services are performed. Revenue is stated net of commissions paid to selling agents relative to the sale of payment instruments. Processing fees from TRS include the pretax equivalent of the earnings on the investment portfolio owned by TRS and are recorded as earned. A substantial portion of the gross profit on software license fees and the sale of the related hardware, principally related to the Company's healthcare business, is deferred and amortized on a straight-line basis over the period during which the Company has significant contract support responsibilities, which is generally four to five years.


     Software Development Costs

       Internal costs of computer software development are expensed as incurred.


     Income Taxes

       The Company accounts for income taxes under the liability method required by SFAS No. 109, "Accounting for Income Taxes." Prior to the Company's initial public offering (see Note 3), the taxable income of the Company was included in the consolidated U.S. federal income tax return of American Express, and under an agreement with American Express, the provision for income taxes and tax benefits was determined by the Company on a stand-alone basis.


     Net Income Per Common Share

       Net income per common share is computed on the basis of the weighted average of common shares outstanding and common share equivalents. The weighted average shares used in the computations were 111,232,177; 111,093,832; and 108,924,890 for 1994, 1993 and 1992, respectively. Common share equivalents relating to the dilutive effect of stock options aggregated 1,545,234; 1,039,126; and 537,719 for 1994, 1993 and 1992, respectively.

     Reclassification

       Certain prior years' amounts have been reclassified to conform to the current year's presentation.

NOTE 2: PAYMENT INSTRUMENTS

       Pursuant to a management agreement with TRS (Management Agreement), the Company, through its wholly-owned subsidiary Integrated Payment Systems Inc.
(IPS), selects selling agents, negotiates contracts and determines fees to be remitted by selling agents with respect to a payment instruments business which



                                      F-9

                    FIRST DATA CORPORATION AND SUBSIDIARIES
includes products and services such as American Express(R) Money Order, American Express(R) Official Check and MoneyGram(SM). Proceeds from the sale of payment instruments by others, who act as selling agents for TRS, are invested by TRS pending encashment consistent with state regulatory requirements. The Company earns processing fees from TRS which are comprised of transaction fees remitted by selling agents and an amount based on the pretax equivalent of the earnings on the TRS Portfolio (plus or minus any gains or losses with respect to securities that have been liquidated), net of commissions subsequently paid to the selling agents. The processing fees earned from TRS and other associated revenues for this business were comprised of the following during the years ended December 31 (thousands):

                                                                   1994        1993          1992
                                                                 --------    --------      --------
     Transaction fees received from selling agents and
       other  . . . . . . . . . . . . . . . . . . . . . . . .    $109,321    $ 71,167      $ 52,827
     Earnings on TRS Portfolio, net   . . . . . . . . . . . .      71,237     100,020        71,941
                                                                 --------    --------      --------
     Total    . . . . . . . . . . . . . . . . . . . . . . . .    $180,558    $171,187      $124,768
                                                                 ========    ========      ========


       Variable rate commissions paid to selling agents, based upon float participation, have been applied against "Earnings on TRS Portfolio, net" in the foregoing table. The earnings also included realized gains of approximately $18 million in 1993 on the sale of certain long-term debt and equity securities. Realized gains from such sales were immaterial during the years ended December 31, 1994 and 1992.

       In conjunction with the March 1994 acquisition of Citicorp's official check business (See Note 4), the Company began signing new official check agents and converting the acquired and new agents to its own payment instruments for which proceeds are invested in the Company's Portfolio. Prior to the conversion of the acquired official check agents, which was substantially completed at December 31, 1994, the Company received processing fees which consisted of transaction fees remitted by selling agents and an additional amount calculated as an agreed-upon rate of return on the proceeds of payment instruments sold prior to conversion net of commissions payable to the selling agents. These revenues, as well as revenues from the Company's own payment instruments and cash management services, are included within "Fee revenues, net" on the Company's Consolidated Statement of Income.

       An affiliate of American Express provides investment management, asset-liability management, and accounting and reporting services for TRS and IPS with respect to both the Company and TRS portfolios pursuant to investment management agreements. The portfolios are managed in accordance with guidelines developed by TRS and IPS.

       The Management Agreement provides, among other things, that if the market value of the securities in the TRS Portfolio falls below certain levels, IPS may be required, under certain circumstances, to make payments to TRS, and TRS will deposit such payments in the TRS Portfolio; and TRS will have the right, under certain circumstances, to assume the management and control of certain aspects of the IPS payment instruments business relating to instruments issued by TRS.

       The Company has agreed to indemnify TRS against any losses, damages and costs with respect to the payment instruments of TRS. Accordingly, the assets and liabilities of TRS relative thereto are included with the assets and liabilities related to the Company's own payment instruments on the Company's Consolidated Balance Sheet under the captions "Proceeds including proceeds due from financial instruments sold" and "Liabilities relating to financial instruments sold." "Proceeds including proceeds due from financial instruments sold" reflect the amount of short- and long-term investments owned and held by TRS and the Company of $2,686 million and $1,642 million, cash of $38 million and $4 million, and receivables from selling agents of $335 million and $172 million, at December 31, 1994 and 1993, respectively. At December



                                     F-10

                    FIRST DATA CORPORATION AND SUBSIDIARIES

31, 1994, "Proceeds including proceeds due from financial instruments sold" include $2,125 million relating to TRS payment instruments and $934 million relating to the Company's payment instruments.

       The following is a summary of available-for-sale and held-to-maturity securities included in both portfolios as of December 31, 1994 (thousands):



                                                                          AVAILABLE-FOR-SALE SECURITIES
                                                                          -----------------------------
                                                                                             GROSS          GROSS
                                                           AMORTIZED         FAIR          UNREALIZED    UNREALIZED
                                                              COST         VALUE(d)          GAINS         LOSSES
                                                           ---------       --------        ----------    ----------
Short-term(a)
     Time deposits  . . . . . . . . . . . . . . . . . .    $   34,512     $   34,512          $   -       $    -
     Reverse repurchase agreements(b)   . . . . . . . .       296,099        296,099              -            -
     Variable rate put bonds and other tax-exempt
       investments(c)   . . . . . . . . . . . . . . . .       455,930        455,666              -           264
                                                           ----------     ----------          ------      -------
                                                              786,541        786,277              -           264
                                                           ----------     ----------          ------      -------
Long-term
     State and municipal obligations  . . . . . . . . .     1,102,264      1,095,527           7,865       14,602
     Preferred stock  . . . . . . . . . . . . . . . . .        66,242         63,072             143        3,313
                                                           ----------     ----------          ------      -------
                                                            1,168,506      1,158,599           8,008       17,915
                                                           ----------     ----------          ------      -------
          Total   . . . . . . . . . . . . . . . . . . .    $1,955,047     $1,944,876          $8,008      $18,179
                                                           ==========     ==========          ======      =======



                                                                                     HELD-TO-MATURITY SECURITIES
                                                                                     ---------------------------
                                                                                                         GROSS          GROSS
                                                                        CARRYING         FAIR          UNREALIZED    UNREALIZED
                                                                         VALUE         VALUE(d)          GAINS         LOSSES
                                                                       ---------       --------        ----------    ----------
Long-term
     State and municipal obligations (at amortized cost)  . . . . .      $733,321       $706,934          $4,028      $30,415
     Preferred stock (at lower of aggregate cost or market)   . . .         7,895          7,956             137           76
                                                                         --------       --------          ------      -------
           Total  . . . . . . . . . . . . . . . . . . . . . . . . .      $741,216       $714,890          $4,165      $30,491
                                                                         ========       ========          ======      =======

       The following is a maturity summary of available-for-sale and held-to-maturity securities included in both portfolios as of December 31, 1994 (thousands):


                                                                   AVAILABLE-FOR-SALE             HELD-TO-MATURITY
                                                               -------------------------        ---------------------
                                                               AMORTIZED         FAIR           CARRYING        FAIR
                                                                  COST         VALUE(d)          VALUE        VALUE(d)
                                                               ----------     ----------        --------     --------
Due within 1 year . . . . . . . . . . . . . . . . . . . . .    $  791,194     $  790,881        $ 13,248     $ 13,339
Due after 1 year through 5 years  . . . . . . . . . . . . .       574,846        574,636          66,379       67,545
Due after 5 years through 10 years  . . . . . . . . . . . .       451,311        445,174         457,403      441,050
Due after 10 years  . . . . . . . . . . . . . . . . . . . .        71,454         71,113         196,291      185,000
                                                               ----------     ----------        --------     --------
                                                                1,888,805      1,881,804         733,321      706,934
Preferred stock . . . . . . . . . . . . . . . . . . . . . .        66,242         63,072           7,895        7,956
                                                               ----------     ----------        --------     --------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . .    $1,955,047     $1,944,876        $741,216     $714,890
                                                               ==========     ==========        ========     ========

- -------------------
(a) Short-term investments include the Company's allocated portion of the overall TRS short-term investment portfolio
(b)  Backed by various U.S. government securities
(c) Variable rate put bonds represent state and municipal obligations with short-term redemption features
(d)  Estimated fair values were determined using dealer quotations

                                      F-11

                    FIRST DATA CORPORATION AND SUBSIDIARIES

       Proceeds from the sale of available-for-sale securities for the year ended December 31, 1994 were approximately $85 million. Gross realized gains and losses on such sales were immaterial.
       At December 31, 1993, investments owned and held by TRS consisted of the following (thousands):


                                                                                                     GROSS          GROSS
                                                                   CARRYING          FAIR          UNREALIZED    UNREALIZED
                                                                     VALUE         VALUE(d)          GAINS         LOSSES
                                                                   ---------       --------        ----------    ----------
Short-term (at cost which approximates market)(a)
     Time deposits  . . . . . . . . . . . . . . . . . . . . . .    $      262     $      262         $    -           $-
     Reverse repurchase agreements(b)   . . . . . . . . . . . .       104,902        104,902              -            -
     Variable rate put bonds and other tax-exempt
       investments(c) . . . . . . . . . . . . . . . . . . . . .       149,665        149,665              -            -
                                                                   ----------     ----------         -------          ---
                                                                      254,829        254,829              -            -
                                                                   ==========     ==========         =======          ===
Long-term
     State and municipal obligations (at amortized cost)  . . .     1,350,620      1,440,331          89,751           40
     Preferred stock (at lower of aggregate cost or
       market)  . . . . . . . . . . . . . . . . . . . . . . . .        36,251         37,941           1,692            2
                                                                   ----------     ----------         -------          ---
                                                                    1,386,871      1,478,272          91,443           42
                                                                   ----------     ----------         -------          ---
             Total  . . . . . . . . . . . . . . . . . . . . . .    $1,641,700     $1,733,101         $91,443          $42
                                                                   ==========     ==========         =======          ===
                                                                     CARRYING        FAIR
                                                                      VALUE        VALUE(d)
                                                                   ----------     ----------
     Due within 1 year  . . . . . . . . . . . . . . . . . . . .    $  270,904     $  271,175
     Due after 1 year through 5 years   . . . . . . . . . . . .       324,273        343,378
     Due after 5 years through 10 years   . . . . . . . . . . .       840,603        903,605
     Due after 10 years   . . . . . . . . . . . . . . . . . . .       169,669        177,002
                                                                   ----------     ----------
                                                                    1,605,449      1,695,160
Preferred stock . . . . . . . . . . . . . . . . . . . . . . . .        36,251         37,941
                                                                   ----------     ----------
             Total  . . . . . . . . . . . . . . . . . . . . . .    $1,641,700     $1,733,101
                                                                   ==========     ==========

- ----------------
(a) Short-term investments represent the Company's allocated portion of the overall TRS short-term investment portfolio
(b)  Backed by various U.S. government securities
(c) Variable rate put bonds represent state and municipal obligations with short-term redemption features
(d) Estimated fair values of the long-term portfolio were determined using dealer quotations


       Proceeds from sales of investments held at amortized cost were approximately $229 million and $153 million during the years ended December 31, 1993 and 1992, respectively. The average portfolio balances during the years ended December 31, 1994, 1993 and 1992 were $1,874 million, $1,556 million, and $1,336 million, respectively, and average net yields thereon were 3.8 percent,
6.4 percent, and 5.4 percent, respectively.
       "Liabilities relating to financial instruments sold" principally consist of the liability for American Express Money Orders, American Express Official Checks and the Company's own payment instruments outstanding while the remaining $328 million and $311 million at December 31, 1994 and 1993, respectively, are attributable to amounts due selling agents. At December 31, 1994, "Liabilities relating to financial instruments sold" include $2,130 million relating to TRS payment instruments and $939 million relating to the Company's payment instruments.


                                      F-12

                    FIRST DATA CORPORATION AND SUBSIDIARIES

NOTE 3: RELATED PARTY TRANSACTIONS

       On April 16, 1992, the Company and American Express closed the initial public offering (IPO) of the Company's common stock, which consisted of primary and secondary offerings of 4.0 million and 46.6 million shares, respectively. The Company received net proceeds of $83 million from the primary offering, which after prepayment of a $35 million loan payable to TRS, resulted in $48 million used for general corporate purposes. On March 29, 1993, the Company and American Express completed a secondary offering of 35.2 million shares of FDC common stock, further reducing the ownership interest of American Express which at December 31, 1994 was approximately 21 percent.

       On October 18, 1993, American Express completed an offering of 6 1/4% Exchangeable Notes Due October 15, 1996 (DECS) for the principal amount of approximately $868 million. At maturity, the DECS are exchangeable, at the option of American Express, into a maximum of 23,618,500 shares of FDC common stock.

       The Company has entered into various transactions with American Express and its subsidiaries. Revenues derived from American Express during 1994 are mainly comprised of accounts receivable management fees charged to TRS. Revenues derived from American Express during 1993 and 1992 were principally comprised of shareholder servicing and record-keeping fees charged to mutual funds managed by Shearson Lehman Brothers Inc. (Shearson) or affiliates thereof through July 1993, accounts receivable management fees charged to TRS in 1993 and data processing fees charged to The Boston Company, Inc. (TBC), a Shearson affiliate, through May 1993. American Express completed the spin-off of Lehman Brothers Holdings Inc. in May 1994 and the sales of TBC in May 1993 and Shearson in July 1993. Revenues earned by the Company from these former American Express subsidiaries, and mutual funds advised thereby, subsequent to these dates are reflected in "Fee revenues, net." American Express will reimburse the Company for $10 million of costs incurred relating to the early termination by TBC of its data processing contract with the Company. The Company's accounts receivable management business, ACB Business Services, Inc.
(ACB), entered into a multi-year agreement containing renewal options with TRS and American Express Centurion Bank, effective October 1994, and paid $8.5 million for the right to service a significant portion of delinquent accounts receivable relating to the American Express(R) Card and the Optima(SM) Card.

       The Company and American Express have an intercompany agreement providing, among other things, for (i) the grant by American Express to the Company of a license to use the American Express name and certain trademarks through April 16, 1997, in connection with the Company's payment instruments business as presently conducted for an annual license fee of $1.0 million; (ii) American Express' agreement to reimburse the Company for (a) up to $3.0 million of the expenses incurred through April 9, 1993 relating to the change of the Company's name and its change in status to a publicly owned corporation (which was fully reimbursed) and (b) up to $7.6 million of the expenses, relating to the changes referred to in clause (ii)(a) above as well as to advertising of Company payment instruments under a new name (which was fully reimbursed). During 1993, American Express paid the Company $6.6 million in conjunction with a $22 million settlement by the Company of a contract pricing matter.

       The following table lists the fees paid by the Company to American Express and its subsidiaries for the years ended December 31 (thousands):


                                                                                    1994           1993            1992
                                                                                  -------         ------          ------
     Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    -          $4,532          $9,285
     Insurance, benefits and incentives   . . . . . . . . . . . . . . . . .         1,007          2,706           8,413
     Hedging agreements   . . . . . . . . . . . . . . . . . . . . . . . . .         7,568          3,500           8,734
     Licensing fees and other   . . . . . . . . . . . . . . . . . . . . . .         2,169          4,213           4,018


                                      F-13

                    FIRST DATA CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

       Management does not believe that, had the Company been operating other than as an affiliate of American Express, there would have been a material impact on net income.


NOTE 4: ACQUISITIONS/DISPOSITIONS

       The Company completed several acquisitions during 1994, the most significant of which was the acquisition of assets of the third-party mutual fund administration business of TBC, a subsidiary of Mellon Bank Corporation, for a cash purchase price of approximately $36 million. This business was combined with the Company's mutual fund servicing business. In addition, the Company purchased the assets of TeleMoney Services, a division of Ceridian Corporation, which provides transaction services including credit and debit card authorization, for a cash purchase price of $25 million.

       The Company completed several acquisitions during 1993, the most significant of which were the acquisitions of assets of ACB Sales & Service, Inc., ACB Management Services, Inc. (collectively ACBS) and Ingram & Associates, Inc. (Ingram) which expanded the Company's accounts receivable management services. In consideration of the ACBS and Ingram acquisitions, the Company paid approximately $72 million during 1993, of which $20 million was paid using 581,500 shares of the Company's common stock purchased directly from American Express, and will make additional cash payments of up to $14 million through 1998, of which approximately $6.3 million is contingent upon the future performance of the acquired entities, and additional payments totaling $5.0 million payable in the form of the Company's common stock, of which $1.7 million was paid during 1994.

       The Company completed several acquisitions during 1992, the most significant of which was the purchase of Gerber Alley & Associates, Inc. for a cash purchase price of approximately $24 million.

       A summary of the purchase price paid for acquisitions and the initial allocation thereof to the tangible assets acquired less liabilities assumed is as follows (thousands):

                                                                                   1994           1993             1992
                                                                                 --------       --------         --------
Total consideration paid  . . . . . . . . . . . . . . . . . . . . . . . . .      $112,283       $123,504         $ 47,776
Tangible assets acquired less liabilities assumed at fair value . . . . . .       (26,275)       (19,368)         (33,775)
                                                                                 --------       --------         --------
Excess of purchase price over tangible assets acquired less liabilities
     assumed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $138,558       $142,872         $ 81,551
                                                                                 ========       ========         ========

       Of the excess of purchase price over tangible assets acquired less liabilities assumed for the 1994 and 1993 acquisitions, approximately $130 million is being amortized principally over 25 years, with the remainder over periods ranging from 5 to 10 years. The excess of purchase price over tangible assets acquired less liabilities assumed for the 1992 acquisitions is being amortized over periods of 20 to 25 years. The pro forma impact of these acquisitions was not material to 1994, 1993 or 1992 net income. The acquisitions have been accounted for using the purchase method.

        During the 1994 fourth quarter, the Company completed the disposition of its cable services and hotel reservation businesses for cash proceeds of $143 million, resulting in a net pretax gain of $40 million which has been netted against "Advertising, professional and other, net" on the Company's Consolidated Statement of Income. Revenues from these businesses accounted for approximately 5 percent of the Company's consolidated revenues and a lesser percentage of its consolidated operating income.


                                      F-14

                    FIRST DATA CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-(Continued)

       In November 1993, the Company sold the stock of its telemarketing business, WATS Marketing of America, Inc., for cash proceeds of $63 million resulting in a pretax gain of $22 million which was netted against "Advertising, professional and other, net" on the Company's Consolidated Statement of Income. The agreement also contained provisions for additional proceeds if certain 1994 revenue levels were met, for which the Company recognized $10 million in 1994. This business accounted for approximately 5 percent of the Company's consolidated revenues and a lesser percentage of its consolidated operating income.


NOTE 5: FINANCIAL INSTRUMENTS AND OFF-BALANCE SHEET RISK

       In the normal course of business, the Company is exposed to on-and off-balance sheet credit and market risks due to its involvement with certain financial instruments. Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. The Company regularly monitors the credit and market risk exposures and takes steps to mitigate the likelihood of these exposures resulting in loss. The Company monitors the credit risk of the counterparties to the hedging arrangements (discussed below) and the concentration of its contracts with any individual counterparty. The counterparties to the contracts are financial institutions that have a credit rating from a major rating agency of A or better. Market risk arises from the possibility that market changes may cause financial instruments to be less valuable.

       By their nature, the portfolios, as described in Note 2, expose the Company to certain credit risks, although the Company believes the high quality of the investments (96 percent have credit ratings of A or better from a major rating agency) reduces these risks substantially. In addition, the market risk associated with the portfolios is substantially reduced through hedging arrangements.


     Hedging Arrangements

       The Company pays variable rate commissions, which are generally based upon short-term rates, to some of its payment instrument selling agents. The Company has purchased variable rate cap agreements to protect itself from increases in these commissions. During 1994, the Company held a series of these variable rate cap agreements, with effective notional amounts totaling $1.4 billion ($848 million during 1993) which begin and expire at various dates through 1998. These agreements principally serve to cap variable rates between
5.25 percent and 6.0 percent (5.5 and 8.0 percent during 1993) and in certain instances provide for a minimum rate of 5.5 percent.

       In addition, the Company has entered into currency swap agreements expiring in 1996 to hedge a substantial portion of the foreign currency translation risk attributable to its net investment in the U.K. The terms of these agreements are such that on and through July 3, 1996 the Company will receive $237 million and interest at a fixed rate of 8.4 percent and is obligated to pay L.146 million and interest at a fixed rate of 10.79 percent. The market risk associated with these agreements relates to the loss impact a weakening U.S. dollar has on the net cash flows to be exchanged in the future thereunder. Throughout virtually all of 1994 and 1993, the pound sterling to U.S. dollar rate has been less than the forward rate of 1.625 set forth in the agreements.

       The Company also has purchased a series of forward foreign exchange contracts to hedge certain identifiable firm foreign currency commitments aggregating $28 million (L.18 million) at December 31, 1994 and expiring in 1995. At December 31, 1993, the Company had similar forward contracts aggregating $27 million (L.18 million) that expired during 1994.



                                      F-15

                    FIRST DATA CORPORATION AND SUBSIDIARIES

       The following table lists carrying and fair values of financial instruments held by the Company for the years ended December 31, 1994 and 1993 and provides cross-references to the locations of additional disclosures (thousands):

                                                                                  1994                         1993
                                                          ADDITIONAL   ------------------------     ------------------------
                                                          DISCLOSURE     CARRYING        FAIR         CARRYING       FAIR
                                                            IN NOTE       VALUE        VALUE(a)        VALUE       VALUE(a)
                                                          ----------   ----------    ----------     ----------    ----------
Cash and cash equivalents . . . . . . . . . . . . . .        (1)       $  166,203    $  166,203     $  298,041    $  298,041
Short-term investments  . . . . . . . . . . . . . . .        (1)          197,134       197,134        141,026       141,026
Portfolios  . . . . . . . . . . . . . . . . . . . . .      (1),(2)      2,686,092     2,659,766      1,641,700     1,733,101
Long-term debt  . . . . . . . . . . . . . . . . . . .        (6)          474,680       459,273        521,269       560,052
Hedging agreements (principally variable
     rate cap agreements)   . . . . . . . . . . . . .      (1),(3)         36,394        78,463         12,933        (2,748)
Cross-currency contracts  . . . . . . . . . . . . . .        (1)           11,167         2,798         23,629        12,726
- ---------------------

(a)    Fair values were determined using dealer quotations

NOTE 6: DEBT AND BORROWING AGREEMENTS

       Long-term debt at December 31 consists of (thousands):

                                                                                    1994                         1993
                                                                           ----------------------       ----------------------
                                                                           CARRYING        FAIR         CARRYING        FAIR
                                                                            VALUE        VALUE(a)        VALUE        VALUE(a)
                                                                           --------      --------       --------      --------
Senior Notes,
     Series A, 8.39% due 1996   . . . . . . . . . . . . . . . . . . . .    $ 68,000      $ 68,388       $102,000      $108,127
     Series B, 9.27% due 2001   . . . . . . . . . . . . . . . . . . . .     180,000       184,158        180,000       207,064
6 5/8% Notes due 2003 . . . . . . . . . . . . . . . . . . . . . . . . .     198,071       178,812        197,837       202,668
Term loan, 7.19% due 1997 . . . . . . . . . . . . . . . . . . . . . . .      17,800        17,106         20,250        21,011
Capital lease obligations, at various rates and maturities  . . . . . .       4,485         4,485          6,506         6,506
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,324         6,324         14,676        14,676
                                                                           --------      --------       --------      --------
            Total   . . . . . . . . . . . . . . . . . . . . . . . . . .    $474,680      $459,273       $521,269      $560,052
                                                                           ========      ========       ========      ========

- ------------
(a) Fair values were determined using discounted cash flows at current interest rates or dealer quotations

       On April 2, 1993, the Company completed a $200 million public debt offering of 6 5/8% Senior Unsecured Notes (Notes) due April 1, 2003. Interest on the Notes is payable semi-annually in arrears. There is no sinking fund obligation applicable to the Notes, nor are the Notes redeemable prior to maturity. The Company received net proceeds of approximately $198 million, which were used for general corporate purposes and acquisitions. The Series A and Series B Senior Notes are payable in five equal annual installments. The Series B installments will begin in July 1997. The term loan is payable in five annual installments.

       On December 20, 1993, the Company entered into a four-year revolving credit facility of $250 million with a syndicate of U.S. and foreign banks. Borrowings under the facility were available either on a daily basis at the prime rate, or for fixed time periods at 0.25 percent over the "Eurodollar" loan rate or 0.375 percent over the "Certificate of Deposit" loan rate. Borrowings of $35 million were made under this facility during December 1994 and were outstanding at December 31, 1994. The weighted average interest rate during the period was 8.5 percent for these short-term borrowings. No borrowings were made under this facility during 1993.


                                      F-16

                    FIRST DATA CORPORATION AND SUBSIDIARIES

       In February 1995, the Company replaced the $250 million credit facility discussed above with two new revolving credit facilities (the Facilities) aggregating $400 million. The Facilities consist of a $100 million 364-day facility and a $300 million 5-year facility. Borrowings under the Facilities are available at rates which are tied to the Company's long-term senior unsecured credit ratings.

       The Facilities and the Senior Notes include various restrictions, including the requirement that the Company maintain its consolidated net worth, as defined, at a minimum level of $700 million plus 25 percent of consolidated net income, as defined, earned subsequent to December 31, 1993. None of these restrictions are presently significant to the Company.

       Aggregate annual maturities of long-term debt and capital leases are as follows (thousands): 1995, $45,666; 1996, $41,018; 1997, $45,588; 1998,
$36,128; 1999, $36,209; 2000 and beyond, $270,071.

       Interest paid on debt during 1994, 1993 and 1992 was $41 million, $38 million and $35 million, respectively.


NOTE 7: INCOME TAXES

       The provision for income taxes for the years ended December 31 consists of the following (thousands):

                                                                                   1994          1993         1992
                                                                                 --------      --------      -------
     Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $126,729      $ 96,339      $72,585
     State and local  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,818        12,704        9,762
     Foreign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8,424         8,769        7,785
                                                                                 --------      --------      -------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $147,971      $117,812      $90,132
                                                                                 ========      ========      =======

       For financial reporting purposes, pretax income includes the following components (thousands):

                                                                                 1994            1993           1992
                                                                               --------        --------       --------
     U.S.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $345,721        $278,560       $215,630
     Foreign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,396          12,299         15,927
                                                                               --------        --------       --------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $356,117        $290,859       $231,557
                                                                               ========        ========       ========

       Deferred income taxes result from the recognition of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. The provision for income taxes for the years ended December 31 is comprised of the following (thousands):

                                                                                   1994          1993           1992
                                                                                 --------      --------        -------
     Current  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $153,948      $110,968        $87,133
     Deferred   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (5,977)        6,844          2,999
                                                                                 --------      --------        -------
             Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $147,971      $117,812        $90,132
                                                                                 ========      ========        =======


                                      F-17

                    FIRST DATA CORPORATION AND SUBSIDIARIES

       At December 31, 1994 and 1993, the Company's net deferred tax assets consist of the following (thousands):

                                                                                                 1994           1993
                                                                                               --------        -------
           Deferred tax assets:
                  Deferred revenue  . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 13,015        $17,032
                  Employee-related liabilities  . . . . . . . . . . . . . . . . . . . .          11,361          7,106
                  Accrued expenses, losses and other  . . . . . . . . . . . . . . . . .          86,917         70,267
                  Unrealized securities losses  . . . . . . . . . . . . . . . . . . . .           3,560             -
                                                                                               --------        -------
                         Total deferred tax assets  . . . . . . . . . . . . . . . . . .         114,853         94,405
           Valuation allowance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -              -
                                                                                               --------        -------
                  Deferred tax assets, net of valuation allowance . . . . . . . . . . .         114,853         94,405
                                                                                               --------        -------
           Deferred tax liabilities:
                  Foreign currency transaction gains  . . . . . . . . . . . . . . . . .           4,755          8,895
                  Depreciation and amortization . . . . . . . . . . . . . . . . . . . .          55,353         28,501
                  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12,350         10,644
                                                                                               --------        -------
                         Total deferred tax liabilities . . . . . . . . . . . . . . . .          72,458         48,040
                                                                                               --------        -------
                             Net Deferred Tax Assets  . . . . . . . . . . . . . . . . .        $ 42,395        $46,365
                                                                                               ========        =======

       In connection with the currency swap agreements described in Note 5, the Company recorded tax benefits of $5.7 million and $0.8 million during the years ended December 31, 1994 and 1993, respectively, and a tax provision of $25 million during the year ended December 31, 1992, which amounts were credited/charged directly to the foreign currency translation adjustment component of Stockholders' Equity.

       Cash payments for net income taxes during 1994, 1993 and 1992 were $119 million, $83 million and $103 million, respectively, including $3.0 million and $47 million paid to American Express in 1993 and 1992, respectively.

       The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rate to income tax expense is (thousands):

                                                                                   1994          1993           1992
                                                                                 --------      --------        -------
Tax at U.S. statutory rate  . . . . . . . . . . . . . . . . . . . . . . . . .    $124,640      $101,801        $78,729
Increases (reductions) in taxes resulting from:
     State and local taxes, net of federal income tax benefit   . . . . . . .       8,332         8,258          6,443
     Amortization of goodwill   . . . . . . . . . . . . . . . . . . . . . . .       8,971         8,422          6,398
     Revaluation of deferred taxes  . . . . . . . . . . . . . . . . . . . . .          -         (2,466)            -
     Divestitures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5,137         1,415             -
     All other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         891           382         (1,438)
                                                                                 --------      --------        -------
           Income Tax Expense   . . . . . . . . . . . . . . . . . . . . . . .    $147,971      $117,812        $90,132
                                                                                 ========      ========        =======

NOTE 8: RETIREMENT PLANS

       During 1994, the Company restructured its U.S. retirement plans to allow certain employees to elect to cease accruing benefits under the defined benefit plan in exchange for an enhanced benefit under the defined contribution plan. New employees will not participate in the defined benefit plan. The restructuring resulted in an immaterial curtailment gain and did not materially change the aggregate amount the Company contributed towards the employees' retirement benefits.


                                      F-18

                    FIRST DATA CORPORATION AND SUBSIDIARIES

     Defined Benefit Plans

       The Company has defined benefit pension plans covering certain full time employees of the Company and its participating subsidiaries located in the U.S. and certain employees located outside the U.S. The cost of retirement benefits for eligible employees, measured by length of service, compensation and other factors, is being funded through trusts established under the plans. Funding of retirement costs for the U.S. plan complies with the minimum funding requirements specified by the Employee Retirement Income Security Act of 1974, as amended, and for the U.K. plans, with applicable U.K. regulations. Plan assets consist principally of investments in U.S. and foreign equities and fixed income securities. Net pension cost for the years ended December 31 consists of (thousands):

                                                                1994                      1993                       1992
                                                        --------------------      --------------------       --------------------
                                                          U.S.        U.K.          U.S.         U.K.         U.S.         U.K.
                                                        -------      -------      -------     --------       -------      -------
Service cost-benefit earned during period . . . . .     $ 5,026      $ 5,816      $ 5,751     $  6,364       $ 5,233      $ 6,637
Interest cost on projected benefit obligation . . .       5,002        7,262        4,688        7,351         3,730        6,692
Actual loss (return) on plan assets . . . . . . . .         833       (4,445)      (4,771)     (25,946)       (3,773)      (1,202)
Net amortization and deferral . . . . . . . . . . .      (5,932)      (4,410)         408       18,286           353       (6,131)
                                                        -------      -------      -------     --------       -------      -------
          Net Periodic Pension Cost . . . . . . . .     $ 4,929      $ 4,223      $ 6,076     $  6,055       $ 5,543      $ 5,996
                                                        =======      =======      =======     ========       =======      =======

     The following table sets forth the funded status and amounts recognized in the Consolidated Balance Sheet for the Company's defined benefit plans at December 31 (thousands):

                                                                                       1994                       1993
                                                                              ---------------------      ---------------------
                                                                                 U.S.        U.K.          U.S.         U.K.
                                                                              --------    ---------      --------     --------
Actuarial present value of benefit obligations:
     Vested benefit obligation  . . . . . . . . . . . . . . . . . . . . .     $(43,833)   $ (94,013)     $(37,722)    $(93,773)
                                                                              --------    ---------      --------     --------
     Accumulated benefit obligation   . . . . . . . . . . . . . . . . . .     $(49,936)   $ (94,013)     $(46,110)    $(93,773)
                                                                              --------    ---------      --------     --------
     Projected benefit obligation   . . . . . . . . . . . . . . . . . . .     $(63,498)   $(107,443)     $(66,485)    $(97,171)
Plan assets at fair value . . . . . . . . . . . . . . . . . . . . . . . .       65,552      105,879        63,922       95,886
                                                                              --------    ---------      --------     --------
Plan assets in excess of (less than) projected benefit obligation . . . .        2,054       (1,564)       (2,563)      (1,285)
Unrecognized net loss (gain)  . . . . . . . . . . . . . . . . . . . . . .        8,104       (2,515)        7,199       (5,615)
Unrecognized net asset at transition  . . . . . . . . . . . . . . . . . .       (1,157)          -         (1,571)          -
Unrecognized prior service cost . . . . . . . . . . . . . . . . . . . . .          470           -          1,172           -
                                                                              --------    ---------      --------     --------
          Pension Asset (Liability) Included in the
            Consolidated Balance Sheet  . . . . . . . . . . . . . . . . .     $  9,471    $  (4,079)     $  4,237     $ (6,900)
                                                                              ========    =========      ========     ========

     The range of assumptions used in the Company's plans at December 31 were:

                                                                   1994                      1993                       1992
                                                             -----------------         ------------------         -----------------
                                                              U.S.        U.K.          U.S.         U.K.          U.S.        U.K.
                                                             -----       -----         -----        -----         -----       -----
Discount rates  . . . . . . . . . . . . . . . . . . . .      8.25%        9.00%        7.50%        7.50%         8.00%        9.50%
Rates of increase in compensation levels  . . . . . . .      5.50%        6.50%        5.50%        4.00%         6.50%        6.00%
Expected long-term rate of return on assets . . . . . .      9.00%       10.00%        9.00%        9.00%         9.00%       11.00%

       These assumptions were changed in 1994 to reflect a higher interest rate environment in both the U.S. and the U.K. and a higher expected long-term rate of return on plan assets and wage growth rate in the U.K. The impact of these assumption changes is not anticipated to have a material impact on future results of operations.


                                      F-19

                    FIRST DATA CORPORATION AND SUBSIDIARIES

     Defined Contribution Plan

       The Company has an incentive savings plan which allows eligible employees to contribute a percentage of their compensation and provides for certain Company matching, service-related and other contributions. The Company's contributions were approximately $20.6 million, $12.3 million and $7.5 million in 1994, 1993 and 1992, respectively.

NOTE 9: STOCK COMPENSATION PLANS

     Long-Term Incentive Plan

       The Company's 1992 Long-Term Incentive Plan (1992 Plan) provides for the grant to key employees and other key individuals who perform services for the Company of the following type of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards the Compensation and Benefits Committee of the Board of Directors deems to be consistent with the purposes of the 1992 Plan. The 1992 Plan provides for stock options, which include nonqualified stock options, incentive options and purchased stock options, to be granted at an option price less than, equal to or greater than the fair market value of the underlying shares of the Company's common stock, but in no event less than 50 percent of the fair market value on the date of the grant. It is the Company's policy to grant such options at a price equivalent to the fair market value at the date of grant. A total of 12,790,000 shares of common stock has been reserved for issuance under the 1992 Plan which is scheduled to terminate in April 2002, unless extended by action of the Company's Board of Directors. The following table presents the stock option activity for the years ended December 31, 1994, 1993 and 1992:



                                                                                      OPTIONS PRICE PER            OPTIONS
                                                                                            SHARE               OUTSTANDING
                                                                                      -----------------          -----------
Outstanding Balance at January 1, 1992  . . . . . . . . . . . . . . . . . . . . .                 -                      -
     Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$29.75              4,157,500
     Exercised  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 -                      -
     Canceled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       22.00                (36,350)
                                                                                       -------------              ---------
Balance at December 31, 1992  . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$29.75              4,121,150
     Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $33.31-$41.75              4,548,338
     Exercised  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$26.31               (351,858)
     Canceled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$36.06               (207,917)
                                                                                       -------------              ---------
Balance at December 31, 1993  . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$41.75              8,109,713
     Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $42.13-$50.06              2,290,911
     Exercised  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$41.63               (320,538)
     Canceled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$50.06               (352,909)
                                                                                       -------------              ---------
Balance at December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . .      $22.00-$50.06              9,727,177
                                                                                       =============              =========

       There were 2,196,758 and 1,093,372 options exercisable at December 31, 1994 and 1993, respectively. There were no options exercisable at December 31, 1992.

       Prior to the IPO, the Company's officers, key employees and other individuals participated in various American Express incentive plans. Total expenses recorded in connection with these plans were approximately $0.6 million, $1.3 million and $2.3 million for the years ended 1994, 1993 and 1992, respectively. Such amounts have been reflected in the related party transactions table in Note 3.


                                      F-20

                    FIRST DATA CORPORATION AND SUBSIDIARIES

     Director's Stock Option Plan

       The Company's 1993 Director's Stock Option Plan (DSOP) provides for the grant of stock options to non-employee directors of the Company, which include nonqualified and purchased stock options, to be granted at an option price equal to the fair market value of the underlying shares of the Company's common stock on the date of the grant. A total of 750,000 shares of common stock has been reserved for issuance under the DSOP. At December 31, 1994, there were 85,977 options outstanding at option prices ranging from $40.75 to $50.00, of which 6,250 options were exercisable. At December 31, 1993, there were 25,000 options outstanding at an option price of $40.75, none of which were exercisable.

     Employee Stock Purchase Plan

       During 1992, the Company adopted a combination Save As You Earn (SAYE) and Inland Revenue approved share option scheme (the First Data Resources Sharesave Scheme) for its U.K. employees. Under the First Data Resources Sharesave Scheme, employees electing to save monthly amounts through payroll deductions are concurrently granted options to purchase the Company's common stock at 80 percent of the fair market value on the date of grant. During 1994, there was a total of 1,319 options exercised at an option price of $24.28. Total expenses recorded in conjunction with this plan were not significant in 1994, 1993 and 1992.


NOTE 10: OPERATING LEASE COMMITMENTS

       The Company leases certain office facilities and operating equipment under cancelable and noncancelable agreements. Total rent expense was $83 million, $77 million and $67 million for the years ended December 31, 1994, 1993 and 1992, respectively. At December 31, 1994, the minimum aggregate rental commitment under all noncancelable leases was (thousands): 1995, $59,050; 1996, $56,059; 1997, $44,398; 1998, $26,541; 1999, $23,217; and $155,394 for years thereafter. Most leases contain standard renewal clauses.


NOTE 11: GEOGRAPHIC OPERATIONS

       The following table presents certain information regarding the Company's operations in different geographic regions at December 31, 1994, 1993 and 1992 and for the years then ended (thousands):

                                                                    U.S.           U.K.            Other          Consolidated
                                                                ----------       --------         -------         ------------
1994
     Revenues   . . . . . . . . . . . . . . . . . . . . . . .   $1,477,095       $153,296         $21,802          $1,652,193
     Operating income . . . . . . . . . . . . . . . . . . . .      360,525         32,474(a)        4,375             397,374
     Pretax income. . . . . . . . . . . . . . . . . . . . . .      344,597          8,931(a)        2,589             356,117
     Identifiable assets  . . . . . . . . . . . . . . . . . .    5,014,134        356,847          48,463           5,419,444
1993
     Revenues   . . . . . . . . . . . . . . . . . . . . . . .   $1,325,181       $148,776         $16,386          $1,490,343
     Operating income   . . . . . . . . . . . . . . . . . . .      288,322         39,569           4,398             332,289
     Pretax income  . . . . . . . . . . . . . . . . . . . . .      276,531         12,028           2,300             290,859
     Identifiable assets  . . . . . . . . . . . . . . . . . .    3,554,814        359,149          40,701           3,954,664
1992
     Revenues   . . . . . . . . . . . . . . . . . . . . . . .   $1,034,456       $167,587         $ 3,277          $1,205,320
     Operating income   . . . . . . . . . . . . . . . . . . .      223,562         41,524             443             265,529
     Pretax income  . . . . . . . . . . . . . . . . . . . . .      216,630         14,864             632              31,557
     Identifiable assets  . . . . . . . . . . . . . . . . . .    3,388,623        408,925          42,064           3,839,612
- ------------------------

(a) Reflects the impact of the operations consolidation discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                      F-21

                    FIRST DATA CORPORATION AND SUBSIDIARIES

       Operating income for non-U.S. operations excludes allocated corporate expenses. Identifiable assets are those that are used or generated exclusively by the respective operations.

       The Company had a significant customer that contributed 10.7 percent of the Company's consolidated revenues for the year ended December 31, 1992.

NOTE 12: CONTINGENCIES

       The Company is involved in litigation primarily arising in the ormal course of its business. In the opinion of management, the Company's recovery or liability, if any, under any pending litigation, would not materially affect its financial condition or operations.

NOTE 13: QUARTERLY FINANCIAL DATA (UNAUDITED)

       Summarized quarterly results of operations for the two years ended December 31, 1994 are as follows (thousands, except per share amounts):

                                                                                   Three Months Ended
                                                               --------------------------------------------------------------
                                                               March 31(a)     June 30       September 30      December 31(a)
                                                               -----------     -------       ------------      --------------
1994
     Total revenues   . . . . . . . . . . . . . . . . . . .     $375,820       $409,585        $432,377            $434,411
     Pretax income  . . . . . . . . . . . . . . . . . . . .       73,818         78,499          91,017             112,783
     Net income   . . . . . . . . . . . . . . . . . . . . .       43,702         46,547          53,927              63,970
     Net income per share   . . . . . . . . . . . . . . . .          0.3          90.42            0.48                0.58
     Dividends declared per share   . . . . . . . . . . . .         0.03              -(b)         0.06 (b)            0.03
1993
     Total revenues   . . . . . . . . . . . . . . . . . . .     $346,785       $379,131        $380,981            $383,446
     Pretax income  . . . . . . . . . . . . . . . . . . . .       60,622         65,331          74,062              90,844
     Net income   . . . . . . . . . . . . . . . . . . . . .       36,299         39,050          44,775              52,923
     Net income per share   . . . . . . . . . . . . . . . .          0.3          30.35            0.40                0.48
     Dividends declared per share   . . . . . . . . . . . .         0.03           0.03            0.03                0.03

- --------------
(a) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of nonrecurring items included in the fourth quarter 1994 and first and fourth quarter 1993 results
(b) FDC declared its regular quarterly cash dividend for the second quarter on July 27, 1994 and for the third quarter on September 28, 1994

NOTE 14: SUBSEQUENT EVENTS

       In 1994, the Company announced agreements to acquire CESI Holdings, Inc.
(CES) and its subsidiary, Card Establishment Services Inc. and the merchant processing and point-of-sale unit of ENVOY Corporation (ENVOY). These acquisitions are expected to close in the 1995 first quarter. In consideration for the CES acquisition, the Company will pay approximately $500 million in the form of FDC common stock. The ENVOY acquisition will require a payment of approximately $156 million in the form of FDC common stock. In addition, under the terms of the ENVOY acquisition, a contingent payment of up to $21 million in the form of FDC common stock will be due over a one- to three-year period if the ENVOY unit purchased attains certain performance objectives.

       The following unaudited pro forma financial information is presented to show the estimated effect on the Company of the CES acquisition as if it had occurred at the beginning of 1994. The pro forma information does not give pro forma effect to the acquisition of ENVOY, as it would have had an immaterial effect on pro


                                      F-22

                    FIRST DATA CORPORATION AND SUBSIDIARIES
forma earnings. The pro forma revenues, net income and net income per common share for the year ended December 31, 1994 are (in thousands, except per share amount) $1,862,284, $204,294, and $1.68, respectively.

       Pro forma results present revenues net of interchange and association fees. Interchange fees represent a standardized fee charged by the Visa and Mastercard credit card associations to compensate card issuing banks for the risk of transaction fraud, processing expenses and funding costs and are settled with the card issuing banks. Historically, CES presented its revenues on a gross basis. The Company believes it is appropriate to present revenues on a net basis on its consolidated financial statements as generally there is no risk to the Company associated with the interchange fees. If these fees were included in CES' revenues in the pro forma financial information above, revenues would increase by $587 million for 1994.

       Adjustments made in arriving at pro forma unaudited results of operations include the preliminary revaluation of CES assets to their fair value, reduced interest expense on existing debt due to lower borrowing rates of the Company, amortization of approximately $700 million of goodwill and related tax adjustments. The pro forma results do not, however, include any adjustments for cost savings or benefits from economies of scale that the Company believes would have been achieved had the transaction occurred at the beginning of 1994. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future results of operations of the combined companies.

       In conjunction with the CES acquisition, the Company will be obligated to provide cash to CES to retire CES' outstanding indebtedness under its senior credit facility. As of January 31, 1995, the outstanding indebtedness under this facility was approximately $76 million. The Company has sufficient funds available under the Facilities to satisfy this obligation.





                                      F-23

                     INDEPENDENT ACCOUNTANTS REVIEW REPORT


The Stockholders and Board of Directors
First Data Corporation


We have reviewed the accompanying consolidated balance sheet of First Data Corporation as of March 31, 1995, and the related consolidated statements of income and cash flows for the three month periods ended March 31, 1995 and 1994. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of First Data Corporation as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 3, 1995, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1994, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



                                        ERNST & YOUNG LLP



New York, New York
May 8, 1995

                             FIRST DATA CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                              -----------------------
                                                 1995        1994
                                              ----------  -----------

    REVENUES:
      Fee revenues, net                       $ 383,341   $   334,048
      Fees related to sale of TRS financial
         instruments, net                        54,170        41,772
                                              ---------   -----------
                Total                           437,511       375,820
                                              ---------   -----------

    EXPENSES:
      Human resources                           174,333       150,445
      Equipment, supplies and facilities         67,260        53,391
      Depreciation and amortization              42,902        31,081
      Professional, advertising and other        62,310        56,266
                                              ---------   -----------
                Total                           346,805       291,183
                                              ---------   -----------

    OPERATING INCOME                             90,706        84,637

    INTEREST EXPENSE                             10,611        10,819
                                              ---------   -----------

    PRETAX INCOME                                80,095        73,818

    INCOME TAXES                                 29,883        30,116
                                              ---------   -----------

    NET INCOME                                $  50,212   $    43,702
                                              =========   ===========

    NET INCOME PER COMMON SHARE               $    0.45   $      0.39
                                              =========   ===========

    WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING                        111,826       111,631
                                              =========   ===========

    CASH DIVIDENDS DECLARED PER COMMON SHARE  $    0.03   $      0.03
                                              =========   ===========



                See notes to consolidated financial statements.

                             FIRST DATA CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                ($ IN THOUSANDS)
                                  (UNAUDITED)

                                                                                  MARCH 31,      DECEMBER 31,
                               ASSETS                                               1995            1994
                                                                                -------------   --------------
     Cash and cash equivalents                                                  $      63,360   $     166,203
     Short-term investments                                                            94,093         197,134
     Proceeds including proceeds due from financial instruments sold                3,365,758       3,058,829
     Funds and funds due relating to merchant processing                              245,156              --
     Accounts receivable, less allowance: 1995, $7,165; 1994, $7,117                  250,824         225,552
     Land, buildings and equipment at cost, net of depreciation:
        1995, $282,605; 1994, $262,590                                                341,301         303,294
     Deferred income taxes                                                             51,466          42,395
     Goodwill, net of amortization: 1995, $166,699; 1994, $154,783                  1,616,656         866,505
     Other intangibles, net of amortization: 1995, $113,630; 1994, $100,016           348,611         296,339
     Other assets                                                                     267,171         263,193
                                                                                -------------   -------------

                                                                                $   6,644,396   $   5,419,444
                                                                                =============   =============

                LIABILITIES AND STOCKHOLDERS' EQUITY

     Drafts outstanding                                                         $      94,012   $     197,046
     Liabilities relating to financial instruments sold                             3,343,000       3,069,000
     Liabilities relating to merchant processing                                      210,242              --
     Short-term debt                                                                  150,000          35,000
     Long-term debt                                                                   611,489         474,680
     Accounts payable                                                                  97,718          90,358
     Income taxes payable                                                              75,536          60,019
     Employee-related liabilities                                                      73,378          84,356
     Deferred revenue                                                                  47,003          50,366
     Accrued and other liabilities                                                    425,405         343,360
                                                                                -------------   -------------
               Total liabilities                                                    5,127,783       4,404,185
                                                                                -------------   -------------

     Stockholders' equity:
        Common stock, par value $.01 per share,
          authorized 300,000,000 shares; issued 118,486,979
          shares in 1995 and 110,352,000 in 1994                                        1,185           1,104
        Capital surplus                                                               861,039         412,779
        Net unrealized securities gains (losses)                                       14,793          (6,611)
        Foreign currency translation adjustment                                       (16,751)        (17,033)
        Retained earnings                                                             797,896         755,558
        Less treasury stock at cost, 2,899,751 shares in 1995
          and 2,710,360 in 1994                                                      (141,549)       (130,538)
                                                                                -------------   -------------
         Total stockholders' equity                                                 1,516,613       1,015,259
                                                                                -------------   -------------

                                                                                $   6,644,396   $   5,419,444
                                                                                =============   =============

                See notes to consolidated financial statements.

                             FIRST DATA CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                ($ IN THOUSANDS)
                                  (UNAUDITED)


                                                                     THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                  -----------------------
                                                                      1995       1994
                                                                  ----------- -----------
    CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $    50,212   $  43,702
     Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation                                                   22,472      16,088
        Amortization  (1995 and 1994 include charges
           of $7,887 and $4,957, respectively, against revenues)       28,317      19,950
        Other non-cash credits, net                                    (4,677)     (2,103)
        Changes in operating assets and liabilities:
           Short-term investments                                     103,041       8,571
           Proceeds including proceeds due from
             financial instruments sold                              (274,000)      3,000
           Funds and funds due relating to merchant processing         21,038          --
           Accounts receivable                                         (9,761)      5,642
           Other assets                                                13,524       1,735
           Drafts outstanding                                        (103,034)     (8,507)
           Liabilities relating to financial
             instruments sold                                         274,000      (3,000)
           Liabilities relating to merchant processing                (21,799)         --
           Accounts payable and other liabilities                     (35,855)     25,081
                                                                  -----------   ---------
             Net cash provided by operating activities                 63,478     110,159
                                                                  -----------   ---------
    CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of variable rate cap agreements                                     (28,850)
     Deferred contract costs                                          (28,993)     (8,873)
     Purchase of land, buildings and equipment                        (41,174)    (25,425)
     Acquisition-related expenditures                                (201,099)    (33,706)
     Divestitures                                                      10,535         433
                                                                  -----------   ---------
             Net cash used by investing activities                   (260,731)    (96,421)
                                                                  -----------   ---------

    CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase in short-term debt, net                                 115,000          --
     Principal payments of long-term debt                              (2,295)     (1,842)
     Proceeds from exercise of stock options                            7,040       1,700
     Purchase of treasury stock                                       (22,405)     (9,391)
     Dividends paid                                                    (3,226)     (3,307)
                                                                  -----------   ---------

             Net cash provided (used) by financing activities          94,114     (12,840)
                                                                  -----------   ---------

    EFFECT OF EXCHANGE RATE CHANGES ON CASH                               296         382
                                                                  -----------   ---------

    NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS             (102,843)      1,280

    CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                  166,203     298,041
                                                                  -----------   ---------

    CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $    63,360   $ 299,321
                                                                  ===========   =========





                See notes to consolidated financial statements.

                             FIRST DATA CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995
                                  (UNAUDITED)


1.       BASIS OF PRESENTATION

The consolidated financial statements of First Data Corporation (the Company or
FDC) should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994. Significant accounting policies disclosed therein have not changed. Certain prior year amounts have been reclassified to conform to the current year presentation.

The consolidated financial statements are unaudited; however, in the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the consolidated financial position of the Company at March 31, 1995 and the consolidated results of its operations and cash flows for the three months ended March 31, 1995 and 1994. Results of operations reported for interim periods are not necessarily indicative of results for the entire year.


2.       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Net income taxes paid during the three months ended March 31, 1995 were approximately $3.7 million. Net income taxes paid during the same period in 1994 were approximately $1.2 million, net of a $1.1 million refund from American Express Company. Interest paid during the three months ended March 31, 1995 and 1994 was approximately $13 million.


3.       ACQUISITION

On March 9, 1995, the Company completed the acquisition of CESI Holdings, Inc. and its subsidiary, Card Establishment Services Inc., (CES) a leading merchant transaction processor. CES was combined with the Company's U.S. transaction card processing unit to strengthen both front-end and back-office merchant transaction processing capabilities and is reflected in the accompanying financial statements from its date of acquisition.

A summary of the purchase price paid and the preliminary allocation thereof to liabilities assumed in excess of tangible assets acquired is as follows (thousands):

         Total consideration paid                                             $539,709

         Liabilities assumed in excess of tangible
            assets acquired at fair value                                      205,065
                                                                              --------

         Purchase price plus liabilities assumed
            in excess of tangible assets acquired                             $744,774
                                                                              ========

Of the total consideration paid, 8.1 million shares of FDC common stock were issued to CES shareholders valued at $419 million with an additional 0.6 million shares in the form of common stock options valued at approximately $27 million. The remainder of the consideration represents cash paid at the time of closing and acquisition costs. In conjunction with the CES acquisition, the Company provided cash of $76 million to CES to retire its outstanding indebtedness under its senior credit facility.

Of the purchase price plus liabilities assumed in excess of tangible assets acquired, approximately $725 million is being amortized over 30 years, with the remainder over a period of 10 years. This acquisition has been accounted for using the purchase method.

The unaudited pro forma financial information reflects the estimated effect on the Company of the CES acquisition as if it had occurred at the beginning of each of 1995 and 1994. The pro forma revenues, net income and net income per common share for the three months ending March 31, 1994 were (in thousands, except per share amounts) $422,558, $41,012 and $0.34, respectively. The pro forma revenues, net income and net income per common share for the three months ending March 31, 1995 were (in thousands, except per share amounts) $475,883, $45,525 and $0.39, respectively. The 1995 pro forma results reflect certain acquisition-related expenses, as well as start-up expenses associated with the bank alliance program.

Adjustments made in arriving at pro forma unaudited results of operations include the preliminary revaluation of CES assets to their fair value, reduced interest expense on existing debt due to lower borrowing rates of the Company, amortization of goodwill and related tax adjustments. The pro forma results do not, however, include any adjustments for cost savings or benefits from economies of scale that the Company believes would have been achieved had the transaction occurred at the beginning of each of 1995 and 1994. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future results of operations of the combined companies.

Pro forma results present revenues net of interchange and association fees. Interchange fees represent a standardized fee charged by the Visa and Mastercard credit card associations to compensate card issuing banks for the risk of transaction fraud, processing expenses and funding costs and are settled with the card issuing banks. Historically, CES presented its revenues on a gross basis. The Company believes it is appropriate to present revenues on a net basis on its consolidated financial statements as generally there is no risk to the Company associated with the interchange fees. If these fees were included in CES' revenues in the pro forma financial information above, revenues would increase by $142 million and $118 million for 1995 and 1994, respectively.

(LOGO) ERNST & YOUNG LLP   --395 North Service Road       --Phone: 516 752 6100
                             Melville, New York 11747

                         Report of Independent Auditors



The Board of Directors
CESI Holdings, Inc.

We have audited the accompanying consolidated balance sheets of CESI Holdings, Inc. and subsidiaries as of June 30, 1993 and 1994, the related consolidated statements of stockholders' equity (capital deficiency) and cash flows for the period from June 17, 1992 (date of incorporation of CESI Holdings, Inc.) to June 30, 1992 (not separately presented herein) and the related consolidated statements of operations, stockholders' equity (capital deficiency) and cash flows for each of the two years in the period ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of HMS Holdings Corporation and subsidiaries, which statements reflect total assets of $68,905,000 at June 30, 1993, and total revenues and net (loss) of $100,881,000 and $(47,904,000), respectively, for the year ended June 30, 1993.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CESI Holdings, Inc. and subsidiaries at June 30, 1993 and 1994 and the consolidated results of their operations for each of the two years in the period ended June 30, 1994, and their cash flows for the period from June 17, 1992 to June 30, 1992 and each of the two years in the period ended June 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 12 to the consolidated financial statements, in 1994 the Company changed its method of accounting for postemployment benefits.

We also have audited, as to combination only, the accompanying consolidated statements of stockholders' equity (capital deficiency) and cash flows of CESI Holdings, Inc. and subsidiaries for the three months ended June 30, 1992. As described in Note 1 to such statements, these statements have been combined from the consolidated statements of CESI Holdings, Inc. and subsidiaries and HMS Holdings Corporation and subsidiaries, which statements are not presented separately herein. The report of the other auditors who have audited HMS Holdings Corporation and subsidiaries appears elsewhere herein. In our opinion, the accompanying consolidated statements of stockholders' equity (capital deficiency) and cash flows for the three months ended June 30, 1992 have been properly combined on the basis described in Note 1.


                                        ERNST & YOUNG LLP



Melville, New York
August 26, 1994

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                              JUNE 30,
                                                                                                    ---------------------------
                                                                                                       1993             1994
                                                                                                    ---------         ---------
                                                                                                       (DOLLARS IN THOUSANDS,
                                                                                                        EXCEPT SHARE AMOUNTS)
                                                        ASSETS
Current assets:
  Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  45,882         $  80,777
  Restricted cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . . . . . . .           9,570            10,681
  Receivables, net of allowance of $5,257 and $1,977  . . . . . . . . . . . . . . . . . . . .         193,383           174,045
  Terminal inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,371             3,918
  Prepaid expenses and other current assets   . . . . . . . . . . . . . . . . . . . . . . . .           3,390             3,964
                                                                                                    ---------         ---------
         Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         254,596           273,385

Property and equipment:
  Land and building   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -                650
  Terminals at merchants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,218             6,859
  Computers and other equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14,800            20,356
  Furniture and fixtures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,198             4,007
  Purchased computer software   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45,128            49,065
  Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,546             2,189
  Construction in progress  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             176             3,857
                                                                                                    ---------         ---------
                                                                                                       83,066            86,983
Less: accumulated depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . .         (37,893)          (48,105)
                                                                                                    ---------         ---------
Net property and equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45,173            38,878
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             792             1,356
Note receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,155                -
Acquired intangibles, net of accumulated amortization of $92,140 and $58,924  . . . . . . . .         101,868            71,339
Deferred financing costs, net of accumulated amortization of $1,230 and $562  . . . . . . . .           3,030             6,191
                                                                                                    ---------         ---------
         Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 407,614         $ 391,149
                                                                                                    =========         =========

                               LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
  Merchant payables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 196,313         $ 187,907
  Accounts payable and accrued expenses   . . . . . . . . . . . . . . . . . . . . . . . . . .          44,976            61,516
  Accrued salaries and employee benefits  . . . . . . . . . . . . . . . . . . . . . . . . . .           7,381             5,799
  Restructuring and other reserves    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,347             5,376
  Merchant collateral and deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,488            17,906
  Current portion of bank debt    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7,500             7,750
  Current portion of subordinated notes payable   . . . . . . . . . . . . . . . . . . . . . .           5,678             5,500
  Other current liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -              1,601
                                                                                                    ---------         ---------
         Total current liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         282,763           293,355
Bank debt, net of current portion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47,376            37,000
Senior notes payable, net of current portion  . . . . . . . . . . . . . . . . . . . . . . . .             243                -
Revolving note payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -             30,000
Subordinated notes payable, net of current portion  . . . . . . . . . . . . . . . . . . . . .         107,874           125,000
Restructuring and other reserves, net of current portion  . . . . . . . . . . . . . . . . . .           6,795             5,044
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -                509
Series A Redeemable Preferred Stock, including accrued dividends  . . . . . . . . . . . . . .          20,922            22,844

Commitments and contingencies  (Note 13)

Stockholders' equity (capital deficiency):
  Common Stock, $.01 par value, 40,000,000 shares authorized, 31,024,099 and
    31,130,099 shares issued and outstanding in 1993 and 1994, respectively   . . . . . . . .             310               311
Additional paid in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          82,357            80,491
Deficit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (140,184)         (202,807)
Unearned compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (842)             (598)
                                                                                                    ---------         ---------
         Total stockholders' equity (capital deficiency)  . . . . . . . . . . . . . . . . . .         (58,359)         (122,603)
                                                                                                    ---------         ---------
         Total liabilities and stockholders' equity (capital deficiency)  . . . . . . . . . .       $ 407,614         $ 391,149
                                                                                                    =========         =========

                            See accompanying notes.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             THREE MONTHS
                                                                                 YEAR ENDED     ENDED      YEAR ENDED  YEAR ENDED
                                                                                  MARCH 31,    JUNE 30,     JUNE 30,    JUNE 30,
                                                                                    1992         1992         1993        1994
                                                                                 ----------  ------------  ----------  ----------
                                                                                                  (IN THOUSANDS)
Processing operations and continued leasing operations:
  Revenue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $107,311      $28,310     $685,046    $724,944
  Expenses:
    Interchange and association fees  . . . . . . . . . . . . . . . . . . . .       52,014       13,380      514,490     534,706
    Salaries and employee benefits  . . . . . . . . . . . . . . . . . . . . .       15,450        2,452       43,965      46,185
    Provision for possible credit and chargeback losses . . . . . . . . . . .       12,858        2,739        9,078       5,904
    Other operating expenses  . . . . . . . . . . . . . . . . . . . . . . . .       33,931        7,404       65,433      84,083
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . .       26,390        6,420      101,280      62,898
    Impairment of acquired intangibles  . . . . . . . . . . . . . . . . . . .           -            -            -       24,643
    Restructuring and other charges   . . . . . . . . . . . . . . . . . . . .        4,115           -        20,509          -
                                                                                  --------      -------     --------    --------
          Total expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .      144,758       32,395      754,755     758,419
                                                                                  --------      -------     --------    --------

Operating (loss) from processing operations and
  continued leasing operations  . . . . . . . . . . . . . . . . . . . . . . .      (37,447)      (4,085)     (69,709)    (33,475)
Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,933        2,148       22,087      18,475
                                                                                  --------      -------     --------    --------
(Loss) from processing operations and continued leasing
  operations    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (43,380)      (6,233)     (91,796)    (51,950)
                                                                                  --------      -------     --------    --------
Discontinued leasing operations:
  Revenue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       60,387        3,116        5,583          -
  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53,112        3,153       10,442          -
                                                                                  --------      -------     --------    --------
Income (loss) from discontinued leasing operations  . . . . . . . . . . . . .        7,275          (37)      (4,859)         -
                                                                                  --------      -------     --------    --------
(Loss) before extraordinary item and cumulative effect
  of accounting change  . . . . . . . . . . . . . . . . . . . . . . . . . . .      (36,105)      (6,270)     (96,655)    (51,950)
Extraordinary (loss) on extinguishment of debt  . . . . . . . . . . . . . . .           -            -            -      (10,136)
                                                                                  --------      -------     --------    --------
(Loss) before cumulative effect of accounting change  . . . . . . . . . . . .      (36,105)      (6,270)     (96,655)    (62,086)
Cumulative effect of accounting change  . . . . . . . . . . . . . . . . . . .           -            -            -         (537)
                                                                                  --------      -------     --------    --------
Net (loss)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (36,105)      (6,270)     (96,655)    (62,623)

Dividends on redeemable preferred stock . . . . . . . . . . . . . . . . . . .           -            -        (1,250)     (1,250)
Accretion of redeemable preferred stock . . . . . . . . . . . . . . . . . . .           -            -          (672)       (672)
                                                                                  --------      -------     --------    --------
Net (loss) applicable to common stock . . . . . . . . . . . . . . . . . . . .     $(36,105)     $(6,270)    $(98,577)   $(64,545)
                                                                                  ========      =======     ========    ========
(Loss) per common share:
  (Loss) before extraordinary item and cumulative effect
    of accounting change (net of preferred stock
    dividends and accretion)  . . . . . . . . . . . . . . . . . . . . . . . .                               $  (3.69)   $  (1.73)
  Extraordinary (loss) on extinguishment of debt  . . . . . . . . . . . . . .                                     -         (.33)
  Cumulative effect of accounting change  . . . . . . . . . . . . . . . . . .                                     -         (.02)
                                                                                                            --------    --------
  Net (loss) applicable to common stock   . . . . . . . . . . . . . . . . . .                               $  (3.69)   $  (2.08)
                                                                                                            ========    ========

                            See accompanying notes.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY) YEAR ENDED MARCH 31, 1992, THREE MONTHS ENDED JUNE 30, 1992 AND YEARS ENDED
                            JUNE 30, 1993 AND 1994

                                                         CESI HOLDINGS, INC                    HMS HOLDINGS CORPORATION
                                                   ------------------------------   -------------------------------------------
                                                      COMMON STOCK                      COMMON STOCK          PREFERRED STOCK
                                                   ------------------               --------------------    -------------------
                                                                       ADDITIONAL                                SERIES A
                                                                        PAID-IN                             -------------------
                                                    SHARES     AMOUNT   CAPITAL       SHARES      AMOUNT      SHARES     AMOUNT
                                                   ---------   ------  ----------   ----------    ------    ---------    ------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance at March 31, 1991 . . . . . . . . . . . .          -     $ -     $    -      4,600,000      $ 46      250,000     $ 250
   Issuance of preferred stock  . . . . . . . . .          -       -          -             -         -         4,375         4
   Issuance of common stock . . . . . . . . . . .          -       -          -         91,000         1           -         -
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -             -         -            -         -
   Preferred stock dividends  . . . . . . . . . .          -       -          -             -         -            -         -
                                                   ----------    ----    -------    ----------      ----      -------     -----
Balance at March 31, 1992 . . . . . . . . . . . .          -       -          -      4,691,000        47      254,375       254
   Issuance of common stock . . . . . . . . . . .  26,024,099     260     33,571            -         -            -         -
   Issuance of warrants . . . . . . . . . . . . .          -       -         300            -         -            -         -
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -             -         -            -         -
   Preferred stock dividends  . . . . . . . . . .          -       -          -             -         -            -         -
                                                   ----------    ----    -------    ----------      ----      -------     -----
Balance at June 30, 1992  . . . . . . . . . . . .  26,024,099     260     33,871     4,691,000        47      254,375       254
   Issuance of preferred stock  . . . . . . . . .          -       -          -             -         -            -
   Issuance of common stock   . . . . . . . . . .          -       -          -        240,000         2           -         -
   Issuance of warrants for guarantees of debt  .          -       -          -             -         -            -         -
   Conversion of warrants . . . . . . . . . . . .          -       -          -        475,883         4           -         -
   Issuance of stock options  . . . . . . . . . .          -       -       1,052            -         -            -         -
   Dividend of Claridge   . . . . . . . . . . . .          -       -          -             -         -            -         -
   Purchase of treasury stock . . . . . . . . . .          -       -          -             -         -            -         -
   Exercise of stock options  . . . . . . . . . .          -       -          -         76,935         1           -         -
   Conversion of preferred stock  . . . . . . . .          -       -          -      2,000,000        20           -         -
   Preferred stock dividends  . . . . . . . . . .          -       -          -             -         -            -         -
   Write off of dividends payable   . . . . . . .          -       -          -             -         -            -         -
   Issuance of stock for debt extinguishment  . .          -       -          -        186,169         2           -         -
   Retirement of treasury stock . . . . . . . . .          -       -          -        (44,670)       -        (2,708)       (3)
   Exchange of HMS Holdings Corporation
     stock for CESI Holdings, Inc. stock  . . . .   5,000,000      50     49,356    (7,625,317)      (76)    (251,667)     (251)
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -             -         -            -         -
   Accretion of redeemable preferred stock  . . .          -       -        (672)           -         -            -         -
   Dividends on redeemable preferred stock  . . .          -       -      (1,250)           -         -            -         -
                                                   ----------    ----    -------    ----------      ----      -------     -----
Balance at June 30, 1993  . . . . . . . . . . . .  31,024,099     310     82,357            -         -            -         -
   Exercise of stock options  . . . . . . . . . .     106,000       1        105            -         -            -         -
   Expired options  . . . . . . . . . . . . . . .          -       -         (49)           -         -            -         -
   Compensation expense   . . . . . . . . . . . .          -       -          -             -         -            -         -
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -             -         -            -         -
   Accretion of redeemable preferred stock  . . .          -       -        (672)           -         -            -         -
   Dividends on redeemable preferred stock  . . .          -       -      (1,250)           -         -            -         -
                                                   ----------    ----    -------    ----------      ----      -------     -----
Balance at June 30, 1994  . . . . . . . . . . . .  31,130,099    $311    $80,491            -       $ -            -      $  -
                                                   ==========    ====    =======    ==========      ====      =======     =====
                                                              HMS HOLDINGS CORPORATION
                                                       --------------------------------------
                                                        PREFERRED STOCK
                                                        ---------------
                                                           SERIES B    ADDITIONAL
                                                           --------     PAID-IN      TREASURY                UNEARNED
                                                       SHARES    AMOUNT  CAPITAL       STOCK    DEFICIT     COMPENSATION   TOTAL
                                                       ------    ------  -------       -----    -------     ------------   -----
                                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

Balance at March 31, 1991 . . . . . . . . . . . .          -     $ -    $ 41,954       $  -    $      -        $  -   $  42,250
   Issuance of preferred stock  . . . . . . . . .          -       -         433          -           -           -         437
   Issuance of common stock . . . . . . . . . . .          -       -         340          -           -           -         341
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -           -      (36,105)         -     (36,105)
   Preferred stock dividends  . . . . . . . . . .          -       -          -           -       (2,524)         -      (2,524)
                                                      -------    ----   --------       -----   ---------       -----  ---------
Balance at March 31, 1992 . . . . . . . . . . . .          -       -      42,727          -      (38,629)         -       4,399
   Issuance of common stock . . . . . . . . . . .          -       -          -           -           -           -      33,831
   Issuance of warrants . . . . . . . . . . . . .          -       -          -           -           -           -         300
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -           -       (6,270)         -      (6,270)
   Preferred stock dividends  . . . . . . . . . .          -       -          -           -         (700)         -        (700)
                                                      -------    ----   --------       -----   ---------       -----  ---------
Balance at June 30, 1992  . . . . . . . . . . . .          -       -      42,727          -      (45,599)         -      31,560
   Issuance of preferred stock  . . . . . . . . .      50,000      50      4,950          -           -           -       5,000
   Issuance of common stock   . . . . . . . . . .          -       -         598          -           -           -         600
   Issuance of warrants for guarantees of debt  .          -       -         648          -           -           -         648
   Conversion of warrants . . . . . . . . . . . .          -       -          (4)         -           -           -          -
   Issuance of stock options  . . . . . . . . . .          -       -          -           -           -         (842)       210
   Dividend of Claridge   . . . . . . . . . . . .          -       -          -           -       (1,154)         -      (1,154)
   Purchase of treasury stock . . . . . . . . . .          -       -          -         (440)         -           -        (440)
   Exercise of stock options  . . . . . . . . . .          -       -         319          -           -           -         320
   Conversion of preferred stock  . . . . . . . .     (50,000)    (50)        30          -           -           -          -
   Preferred stock dividends  . . . . . . . . . .          -       -          -           -       (2,590)         -      (2,590)
   Write off of dividends payable   . . . . . . .          -       -          -           -        5,814          -       5,814
   Issuance of stock for debt extinguishment  . .          -       -         248          -           -           -         250
   Retirement of treasury stock . . . . . . . . .          -       -        (437)        440          -           -          -
   Exchange of HMS Holdings Corporation
     stock for CESI Holdings, Inc. stock  . . . .          -       -     (49,079)         -           -           -          -
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -           -      (96,655)         -     (96,655)
   Accretion of redeemable preferred stock  . . .          -       -          -           -           -           -        (672)
   Dividends on redeemable preferred stock  . . .          -       -          -           -           -           -      (1,250)
                                                      -------    ----   --------       -----   ---------       -----  ---------
Balance at June 30, 1993  . . . . . . . . . . . .          -       -          -           -     (140,184)       (842)   (58,359)
   Exercise of stock options  . . . . . . . . . .          -       -          -           -           -           -         106
   Expired options  . . . . . . . . . . . . . . .          -       -          -           -           -           34        (15)
   Compensation expense   . . . . . . . . . . . .          -       -          -           -           -          210        210
   Net loss . . . . . . . . . . . . . . . . . . .          -       -          -           -      (62,623)         -     (62,623)
   Accretion of redeemable preferred stock  . . .          -       -          -           -           -           -        (672)
   Dividends on redeemable preferred stock  . . .          -       -          -           -           -           -      (1,250)
                                                      -------    ----   --------       -----   ---------       -----  ---------
Balance at June 30, 1994  . . . . . . . . . . . .          -     $ -    $     -        $  -    $(202,807)      $(598) $(122,603)
                                                      =======    ====   ========       =====   =========       =====  =========


                            See accompanying notes.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEAR     THREE MONTHS     YEAR        YEAR
                                                                                   ENDED        ENDED        ENDED       ENDED
                                                                                 MARCH 31,     JUNE 30,     JUNE 30,    JUNE 30,
                                                                                   1992         1992         1993        1994
                                                                                 ---------  ------------    --------    --------
                                                                                                  (IN THOUSANDS)
Operating activities
Net loss    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  (36,105)   $  (6,270)  $  (96,655) $  (62,623)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
   Extraordinary loss   . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -            -       10,136
   Cumulative effect of accounting change   . . . . . . . . . . . . . . . . .           -            -            -          537
   Depreciation and amortization  . . . . . . . . . . . . . . . . . . . . . .       26,390        6,420      101,280      62,898
   Impairment of acquired intangibles   . . . . . . . . . . . . . . . . . . .           -            -            -       24,643
   Amortization of deferred financing costs and original issue
      discounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -         2,014       1,105
   Provision for possible credit and chargeback losses  . . . . . . . . . . .       12,858        2,739        9,078       5,904
   Provision for lease losses   . . . . . . . . . . . . . . . . . . . . . . .       14,379          400        4,305          -
   Provision for restructuring and other charges  . . . . . . . . . . . . . .        4,115           -        20,509          -
   Loss on disposal of property and equipment   . . . . . . . . . . . . . . .        1,252           -            -          519
   Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          463           -           951        (496)
   Changes in operating assets and liabilities:
      Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (26,497)     (22,565)    (147,357)     16,996
      Terminal inventories  . . . . . . . . . . . . . . . . . . . . . . . . .         (275)         415         (407)     (1,522)
      Prepaid expenses and other current assets . . . . . . . . . . . . . . .        1,913           22         (503)      1,585
      Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -          (792)       (321)
      Merchant payables . . . . . . . . . . . . . . . . . . . . . . . . . . .        8,467       20,362      147,737      (8,406)
      Accounts payable, accrued expenses and employee benefits  . . . . . . .        1,467        1,749       26,979      13,263
      Merchant collateral and deposits  . . . . . . . . . . . . . . . . . . .           -            68        7,420      10,418
      Restructuring and other reserves  . . . . . . . . . . . . . . . . . . .           -            -            -       (7,255)
      Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -            -        1,157
                                                                                ----------    ---------   ----------  ----------
           Net cash provided by operating activities  . . . . . . . . . . . .        8,427        3,340       74,559      68,538
Investing activities
Investment in joint venture . . . . . . . . . . . . . . . . . . . . . . . . .           -            -            -      (17,500)
Acquisitions of healthcare information services companies, net of
   cash acquired  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -            -      (23,555)
Acquisition of Citicorp Establishment Services  . . . . . . . . . . . . . . .           -      (175,978)          -           -
(Increase) in restricted cash and cash equivalents  . . . . . . . . . . . . .       (3,484)        (891)      (4,277)     (1,111)
Purchase of property and equipment  . . . . . . . . . . . . . . . . . . . . .       (4,059)        (174)      (7,435)    (13,782)
Additions to lease receivables  . . . . . . . . . . . . . . . . . . . . . . .      (57,938)      (3,960)      (3,166)         -
Payments received on leases . . . . . . . . . . . . . . . . . . . . . . . . .        7,380        4,757       17,757          -
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (109)          -            -         (497)
                                                                                ----------    ---------   ----------  ----------
           Net cash (used in) provided by investing activities  . . . . . . .      (58,210)    (176,246)       2,879     (56,445)
Financing activities
Repayment of notes payable  . . . . . . . . . . . . . . . . . . . . . . . . .       (1,822)      (3,206)     (38,653)   (115,323)
Proceeds from notes payable . . . . . . . . . . . . . . . . . . . . . . . . .       16,820       71,354           -      125,000
Proceeds from bank debt . . . . . . . . . . . . . . . . . . . . . . . . . . .       39,364       71,850       16,206      50,000
Repayment of bank debt  . . . . . . . . . . . . . . . . . . . . . . . . . . .      (11,130)        (210)     (18,850)    (60,250)
Proceeds from revolving note payable  . . . . . . . . . . . . . . . . . . . .           -            -            -       30,000
Issuance of common stock  . . . . . . . . . . . . . . . . . . . . . . . . . .          266       26,000           -          106
Issuance of preferred stock . . . . . . . . . . . . . . . . . . . . . . . . .          312       19,000        2,000          -
Costs to obtain financing . . . . . . . . . . . . . . . . . . . . . . . . . .           -        (4,260)          -       (6,753)
Purchase of treasury stock  . . . . . . . . . . . . . . . . . . . . . . . . .           -            -          (440)         -
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -            -            -           22
                                                                                ----------    ---------   ----------  ----------
           Net cash provided by (used in) financing activities  . . . . . . .       43,810      180,528      (39,737)     22,802
                                                                                ----------    ---------   ----------  ----------
Net (decrease) increase in cash and cash equivalents  . . . . . . . . . . . .       (5,973)       7,622       37,701      34,895
Cash and cash equivalents at beginning of period  . . . . . . . . . . . . . .        6,532          559        8,181      45,882
                                                                                ----------    ---------   ----------  ----------
Cash and cash equivalents at end of period  . . . . . . . . . . . . . . . . .   $      559    $   8,181   $   45,882  $   80,777
                                                                                ==========    =========   ==========  ==========
Supplemental disclosures of cash flow information . . . . . . . . . . . . . .
Cash paid during the year for:  . . . . . . . . . . . . . . . . . . . . . . .
   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    6,308    $      -    $   21,311  $   14,066
                                                                                ==========    =========   ==========  ==========
   Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       -     $      -    $       63  $      115
                                                                                ==========    =========   ==========  ==========

                            See accompanying notes.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          YEAR ENDED MARCH 31, 1992, THREE MONTHS ENDED JUNE 30, 1992
                     AND YEARS ENDED JUNE 30, 1993 AND 1994


1. ORGANIZATION AND BASIS OF PRESENTATION

         The accompanying financial statements include the consolidated accounts of CESI Holdings, Inc. ("Holdings") and its wholly-owned operating subsidiaries, Card Establishment Services, Inc. ("CES") and HMS Holdings Corporation ("HMS"), (collectively, the "Company"). Holdings and CES were formed in 1992 by an investor group to acquire the merchant processing business of Citicorp Establishment Services, a division of Citicorp Credit Services, Inc.("CCSI" or the "CCSI Business"), a wholly-owned subsidiary of Citicorp (the "CCSI Acquisition"). HMS was formed in 1991 by an investor group, comprised principally of the same investors who formed Holdings, to acquire all of the outstanding common stock of Peach Tree Bancard Corporation ("Peach Tree") in exchange for cash, notes payable, and an obligation to deliver leases to the seller under the terms of a lease substitution agreement (the "Peach Tree Acquisition"). Peach Tree was also a provider of merchant processing services. Both the CCSI Acquisition and the Peach Tree Acquisition were accounted for as purchases and, accordingly, the acquired assets and liabilities were recorded at their estimated fair values at their respective acquisition dates.

         As described in Note 3, in May 1993 Holdings issued common and preferred stock in exchange for the outstanding common and preferred stock of HMS (the "HMS Merger"). This transaction was accounted for in a manner similar to the pooling-of-interests method due to the common investor group's control over both Holdings and HMS. The accompanying financial statements have been prepared to reflect the accounts of Holdings, CES, HMS and their wholly-owned subsidiaries on a combined basis since their respective acquisition dates. In September 1993, Holdings contributed the common stock of HMS to CES. The accompanying statements of operations for the year ended March 31, 1992, and the three months ended June 30, 1992 and the related statements of stockholders' equity (capital deficiency) and cash flows for the year ended March 31, 1992, pertain solely to HMS.

         In 1991, HMS formed a wholly-owned subsidiary, Claridge Capital Corporation ("Claridge") to engage in leasing electronic point of sale ("POS") terminals to merchants and lease securitization transactions with recourse. In connection with the HMS Merger, prior to the stock exchange, HMS disposed of Claridge on May 11, 1993 through a dividend of all Claridge stock to HMS' common stockholders on that date (see Note 5).

         The Company is one of the largest full service providers of credit card processing services for merchants in the United States. The Company's operations consist primarily of processing and settlement services for merchants accepting all major credit cards, including VISA, MasterCard, American Express, Discover, and Diners Club as payment for goods or services. The Company also provides processing services to merchants for debit and private label cards, as well as check verification services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION PRINCIPLES

         The financial statements include the accounts of all majority owned subsidiaries and entities over which the Company has a controlling financial interest. All significant intercompany transactions have been eliminated. Certain 1993 items have been reclassified to conform to the June 30, 1994 presentation.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, cash and cash equivalents include unrestricted cash on hand and in banks and all highly liquid debt instruments with maturities when purchased of three months or less.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

RESTRICTED CASH AND CASH EQUIVALENTS

         Restricted cash and cash equivalents consist of cash and U.S. Government securities that the Company maintains under various banking agreements as collateral for uncollected merchant chargebacks and certain notes payable.

TERMINAL INVENTORIES

         The Company maintains an inventory of POS terminals that are sold or rented to merchants. These terminals are valued at the lower of cost or market on a first-in, first-out basis. When rented under operating leases, the terminals are reclassified to fixed assets and depreciated over their estimated useful life. Used terminals returned from merchants are valued at the lower of depreciated cost or net realizable value.

TERMINAL LEASES

         Leases which are cancelable by the merchant, generally upon giving one-month prior notice, are accounted for as operating leases. Income from the rental of POS terminals under operating leases is recorded in accordance with the terms of the rental agreements.

         Noncancelable leases, which generally cover periods from two to four years, are accounted for as sales-type leases. Accordingly, the present value of all payments due under the lease contract is recorded as revenue at the inception of the lease, and the related costs, including the cost of the terminal, are expensed. Interest income is recorded over the lease term (see
Note 5).

REVENUE RECOGNITION

         Fees from merchants related to the processing of transactions (including merchant discount fees) are recorded as services are performed.

INTERCHANGE AND ASSOCIATION FEES

         Interchange fees payable to credit card issuing institutions and fees payable to credit card associations are charged to expense as the related revenue is recorded.

SALES COMMISSIONS

         Sales commissions incurred in connection with rentals and sales of terminals are charged to expense as incurred.

INCOME TAXES

         The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

SOFTWARE DEVELOPMENT COSTS

         The cost of certain software packages purchased from independent vendors and software development costs incurred by independent consultants are capitalized and amortized on a straight-line basis over two to three years. Software acquired in the CCSI Acquisition was recorded at its estimated fair value at the date of acquisition and is being amortized on a sum-of-the-months digits method over a period of 5 years.

         Internal costs of developing software are expensed as incurred.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

PROPERTY AND EQUIPMENT

         Property, equipment and leasehold improvements are stated at cost and depreciation and amortization are calculated on straight-line and accelerated methods over their estimated useful lives, as follows:

         Building . . . . . . . . . . . . . . . . .        25 years
         Terminals at merchants . . . . . . . . . .        4 years
         Computers and other equipment  . . . . . .        3 - 5 years
         Furniture and fixtures . . . . . . . . . .        5 years
         Purchased computer software  . . . . . . .        2 - 5 years
         Leasehold improvements . . . . . . . . . .        10 years or life of lease, if less

         Maintenance and repairs are charged to expense as incurred.

DEFERRED FINANCING COSTS

         Deferred financing costs associated with various debt issuances are being amortized over the terms of the related debt based on the amount of outstanding indebtedness using the interest method.

ACQUIRED INTANGIBLES

         Intangible assets are amortized on a straight-line basis over periods up to thirty years, except for merchant contracts and the CES non-compete covenants which are being amortized using accelerated methods over their contractual lives which range from five to ten years. The carrying values of goodwill and other acquired intangible assets are periodically reviewed by management and if the facts and circumstances suggest that there is an impairment in value, the carrying value or amortization period is adjusted. Facts and circumstances include the Company's contract retention experience with merchants, the discounted cash flows estimated to be realized from the operations directly relating to the acquired businesses, and industry trends.

ORIGINAL ISSUE DISCOUNTS

         Original issue discounts, which represent the differences between the amount borrowed on long term debt and the maturity amount of the debt issue, are amortized over the terms of the related debt based on the amount of outstanding indebtedness using the interest method. With the early termination of debt, as discussed in Note 8, all unamortized original issue discounts were written off during the year ended June 30, 1994.

CUSTOMER SUPPLIES

         The cost of customer supplies, which consists principally of preprinted sales tickets for use by merchants, is expensed when shipped to merchants.

CHARGEBACKS, CREDITS AND CONCENTRATION OF CREDIT RISK

         When a cardholder or a credit card issuing institution disputes a transaction, within credit card association guidelines, the Company's merchant customers have liability for the disputed charges. The request for a chargeback or credit could be the result of cancellation of the transaction by the cardholder, improper documentation for the transaction or the inability of the merchant to provide the goods or service. The Company may also be liable for such charges. This liability may arise from merchant fraud, insolvency or bankruptcy, particularly where there exists a time lag between processing of the payment transaction and delivery of the goods or services by the merchant (such as an airline).

         The Company mitigates risk against potential losses that result from uncollectible chargebacks by monitoring credit risk, obtaining collateral from certain merchants (typically cash, securities or letters of

                      CESI HOLDINGS, INC. AND SUBSIDIARIES
credit) and by other means. An allowance for possible chargeback transactions is provided at the time of the original transaction. Accounts payable and accrued expenses include an accrual for such transactions approximating $1,504,000 and $2,328,000 at June 30, 1993 and 1994, respectively.

         While substantially all of the Company's revenues are derived from processing card based payment transactions and performing related settlement and other services for various merchants principally located throughout the United States, the Company believes that the diversification and monitoring of its merchant portfolio minimizes its risk of loss. Based on its historical loss experience, the Company has established reserves for estimated losses on processed transactions and, in the opinion of management, such reserves for losses are adequate.

FAIR VALUES OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

             Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate the fair values of such assets.

             Restricted cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate the fair values of such assets.

             Long-term debt and Holdings Series A Redeemable Preferred Stock:
         The fair values of long-term debt and Holdings Series A Redeemable Preferred Stock are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements or quoted market prices of these or similar instruments, where available.

LOSS PER COMMON SHARE

         Loss per common share data is based on the weighted average number of common shares outstanding and does not include common stock equivalents since their effect would be antidilutive. The weighted average number of common shares outstanding for the years ended June 30, 1993 and 1994 were 26,709,031 and 31,029,051, respectively. No loss per common share data is included for periods prior to July 1, 1992, the date Holdings commenced operations, as it is not meaningful.

3. BUSINESS COMBINATIONS

THE CCSI ACQUISITION

         On June 30, 1992, CES acquired the merchant processing business of Citicorp Establishment Services, Inc., a division of CCSI, for $175 million in cash, plus acquisition and related costs, and warrants to purchase up to 265,552 shares of Holdings Common Stock. Assets acquired included all intangible assets of the business plus terminal inventories and property and equipment, including computer software; CES did not acquire receivables nor did it assume the accounts payable or accrued expenses of the business. The acquisition and related costs were financed through the issuance of Holdings Common and Preferred Stock, bank borrowings, and senior and junior subordinated notes payable.

         This acquisition has been accounted for as a purchase transaction and, accordingly, the purchase price was allocated to the purchased assets and liabilities based upon their estimated fair values as of the acquisition date. The excess of the consideration paid over the estimated fair value of the net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 20 years. The results of operations of CES have been included in these financial statements from July 1, 1992.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

         The purchase price and estimated fair values of assets and liabilities acquired are summarized as follows:

                                                                       (IN THOUSANDS)
         Total acquisition costs  . . . . . . . . . . . . . .                    $176,128
         Estimated fair value of assets acquired  . . . . . .       $163,803
         Estimated fair value of liabilities assumed  . . . .            758
                                                                    --------
         Net assets acquired  . . . . . . . . . . . . . . . .                     163,045
                                                                                 --------
         Amount recorded as goodwill  . . . . . . . . . . . .                    $ 13,083
                                                                                 ========

         In connection with this sale, CCSI agreed to indemnify CES for (i) all taxes applicable to the Company which relate to periods prior to the date of sale, and (ii) damages arising out of (A) pending or threatened litigation specifically identified in the contract of sale and (B) other litigation to the extent based on an event occurring or claim arising prior to June 30, 1992 (subject to an aggregate $1,000,000 deductible with respect to claims arising from breaches of representations and warranties made by CCSI). All such indemnification is subject to notification and other terms and conditions set forth in the contract of sale.

THE PEACH TREE ACQUISITION

         Effective March 31, 1991, HMS' wholly-owned subsidiary, PT Acquisition Corporation, acquired all of the outstanding common stock of Peach Tree Bancard Corporation, an Illinois corporation, in exchange for cash, notes payable and an obligation to deliver leases to the seller under terms of a lease substitution agreement. This acquisition has been accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the consideration paid over the estimated fair value of the net assets acquired has been recorded as goodwill and, until June 1994, was being amortized on a straight-line basis over 15 years (see Note 7). The results of operations of HMS have been included in these financial statements from April 1, 1991. On December 4, 1991, Peach Tree changed its name to Harbridge Merchant Services, Inc., a wholly-owned subsidiary of HMS.

         The purchase price and estimated fair values of assets and liabilities acquired are summarized as follows:

                                                                        (IN THOUSANDS)
         Total acquisition costs  . . . . . . . . . . . . . .                     $71,973
         Estimated fair value of assets acquired  . . . . . .        $72,060
         Estimated fair value of liabilities assumed  . . . .         18,834
                                                                     -------
         Net assets acquired  . . . . . . . . . . . . . . . .                      53,226
                                                                                  -------
         Amount recorded as goodwill  . . . . . . . . . . . .                     $18,747
                                                                                  =======

THE MERGER WITH HMS

         On May 11, 1993, Holdings issued 5,000,000 shares of its common stock to the shareholders of HMS and 25,000,000 shares of its Series B Preferred Stock to an escrow agent for the benefit of the shareholders of HMS in exchange for all of the outstanding common and preferred stock of HMS (see Note 1). The actual amount of shares of Holdings Series B Preferred Stock to be distributed by the escrow agent is subject to reduction in whole or in part, based upon the achievement of certain earnings levels for the year ended June 30, 1994, and other financial targets of the Company and the resolution of certain contingent liabilities of HMS. In connection with the HMS Merger, 44,670 shares of HMS common stock and 2,708 shares of HMS Series A Preferred stock held in treasury, with an aggregate cost of $440,000, and 534,266 stock options were retired. The fiscal year-end of HMS has been changed from March 31 to June 30. On September 30, 1993, Holdings contributed all of the outstanding stock of HMS to CES. The Company has instructed the escrow

                      CESI HOLDINGS, INC. AND SUBSIDIARIES
agent to cancel approximately 21.1 million shares of the Holdings Series B Preferred Stock as certain earnings levels and other financial targets were not achieved (see Note 9).

INVESTMENT IN JOINT VENTURE

         Effective November 1, 1993 CES formed a joint venture with Wells Fargo Bank, N.A. ("Bank") by which CES would provide transaction processing and operational support services for the Bank's merchant portfolio. As part of the joint venture agreement, the Company acquired a 60% economic interest in such portfolio. Minority interest in the operations of the joint venture since November 1, 1993 has been included in other operating expenses in the Statement of Operations. The Company, pursuant to the joint venture agreement with Wells Fargo, paid Wells Fargo $17.5 million in fiscal 1994.

         The Company may be obligated to make contingent payments to Wells Fargo through fiscal 1998 not to exceed $12 million based on the occurrence of certain future events, plus certain additional payments not to exceed $13.5 million based upon the achievement of certain earnings targets.

         This acquisition has been accounted for as a purchase transaction and, accordingly, the purchase price was allocated to the purchased assets based upon their estimated fair values as of the acquisition date. Through June 30, 1994, no goodwill has been recorded relating to this transaction. If contingent payments as discussed above are required to be paid, then any excess of the consideration paid over the estimated fair value of the net assets acquired will be recorded as goodwill which will be amortized on a straight-line basis over 10 years, or the remaining term of the joint venture agreement, whichever is less. The Company has included the operations of the joint venture in its consolidated financial statements from the date of its acquisition.

ACQUISITION OF HEALTHCARE INFORMATION SERVICES COMPANIES

         During the fourth quarter of fiscal 1994, the Company acquired the outstanding common stock of three unrelated healthcare information services companies that provide processing services to the healthcare industry. The aggregate price for these acquisitions was approximately $24 million in cash, including acquisition and related costs.

         The Company may be obligated to make contingent payments to the former stockholders of one of the acquired companies through December 31, 1996 based on the performance of the acquired company. These payments are not to be subject to any cap, but will be based upon the achievement of certain earnings targets set forth in the purchase agreement.

         These acquisitions, which are not material to the Company for financial reporting purposes, have been accounted for individually as purchase transactions, and the results of operations of these companies have been included in the accompanying consolidated financial statements since their respective dates of acquisition. The cost of these acquisitions have been allocated on the basis of the estimated fair value of the assets acquired and the liabilities assumed. The excess, which amounted to approximately $17 million, of the consideration paid over the estimated fair value of the net assets acquired has been recorded as goodwill and is being amortized on a straight-line basis over 30 years.

4. RESTRUCTURING AND OTHER CHARGES

         In fiscal 1993, various expenses were incurred related to the integration of the HMS operations with the CES operations. The most significant of these costs were applicable to the vacating of the former HMS headquarters, write-offs of fixed assets (which were a direct result of the decision by HMS to vacate the HMS headquarters in Chicago and move to New York), employee severance and other non-recurring charges related to HMS litigation.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

         In the year ended March 31, 1992, HMS incurred costs relating to the reduction and integration of facilities and personnel. These costs primarily related to severance pay, the closing of offices and contract termination charges attributable to the reorganization of the HMS business.

5. DISCONTINUED LEASING OPERATIONS

         HMS had been engaged in sales-type leasing activities of POS terminals through Claridge. In 1993, the Company formalized a plan to dispose of its Claridge leasing operations. This plan contemplated spinning off Claridge to the shareholders of HMS. The Claridge operations were disposed through a dividend to shareholders on May 11, 1993. The financial disclosures in the following tables present the results of operations of Claridge and the HMS transactions with Claridge.

         The results of operations related to these activities for the year ended March 31, 1992, the three months ended June 30, 1992 and the period from July 1, 1992 to May 11, 1993 were as follows:

                                                         MARCH 31,    JUNE 30,     MAY 11,
                                                           1992         1992        1993
                                                         --------     -------      ------
                                                                   (IN THOUSANDS)
         Equipment sales  . . . . . . . . . . . . .       $57,305     $ 2,074     $ 3,166
         Interest income  . . . . . . . . . . . . .         2,963       1,042       2,417
         Other income . . . . . . . . . . . . . . .           119          -           -
                                                          -------     -------     -------
             Total revenue  . . . . . . . . . . . .        60,387       3,116       5,583
                                                          -------     -------     -------
         Cost of equipment sales  . . . . . . . . .        31,261       2,040       3,598
         Provision for lease losses . . . . . . . .        14,379         400       4,305
         Interest expense . . . . . . . . . . . . .         1,526         331       1,529
         Other expense  . . . . . . . . . . . . . .         5,946         382       1,010
                                                          -------     -------     -------
             Total cost and expenses  . . . . . . .        53,112       3,153      10,442
                                                          -------     -------     -------
         Income (loss) before income taxes  . . . .       $ 7,275     $   (37)    $(4,859)
                                                          =======     =======     =======

         The dividend of Claridge was recorded based upon the net book value of Claridge at the date of distribution, as follows

                                                                           (IN THOUSANDS)
         Cash and cash equivalents (including restricted cash)  . . . . .     $ 1,978
         Leases receivable (net)  . . . . . . . . . . . . . . . . . . . .       7,607
         Net miscellaneous assets and liabilities . . . . . . . . . . . .         997
         Senior and subordinated notes payable  . . . . . . . . . . . . .      (9,428)
                                                                              -------
         Net Claridge assets distributed to shareholders  . . . . . . . .     $ 1,154
                                                                              =======

6. INCOME TAXES

         CES and, from their respective business combination dates, HMS and the healthcare information services companies are included in the consolidated tax return of Holdings.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                              JUNE 30,
                                                                       --------------------
                                                                         1993        1994
                                                                       --------    --------
                                                                          (IN THOUSANDS)
         Deferred tax assets:
             Net operating loss carryforwards   . . . . . . . . . .    $ 17,637    $ 32,416
             Depreciation   . . . . . . . . . . . . . . . . . . . .       5,637       6,088
             Amortization   . . . . . . . . . . . . . . . . . . . .      13,983      17,374
             Restructuring and other charges  . . . . . . . . . . .       8,362       3,978
             Accrued liabilities  . . . . . . . . . . . . . . . . .       5,425       2,006
             Benefit plans  . . . . . . . . . . . . . . . . . . . .         310         848
             Other    . . . . . . . . . . . . . . . . . . . . . . .         693         162
                                                                       --------    --------
                   Total deferred tax assets  . . . . . . . . . . .      52,047      62,872
                Valuation allowance (principally non-current)   . .     (51,924)    (62,814)
                                                                       --------    --------
         Net deferred tax assets  . . . . . . . . . . . . . . . . .         123          58

         Deferred tax liabilities:
             Other    . . . . . . . . . . . . . . . . . . . . . . .         123          58
                                                                       --------    --------
                   Total deferred tax liabilities   . . . . . . . .         123          58
                                                                       --------    --------
         Net deferred taxes . . . . . . . . . . . . . . . . . . . .    $     -     $     -
                                                                       ========    ========

         At June 30, 1994, the Company has net operating loss carryforwards of approximately $85 million for income tax purposes, of which approximately $33 million are applicable to the operations of HMS prior to the HMS Merger and thus may be offset only against HMS' portion of future consolidated taxable income. These carryforwards expire in fiscal years 2007 through 2009.

         The following is a reconciliation of tax benefit at the federal statutory rate to the provision for taxes:

                                                                                       THREE MONTHS
                                                                           YEAR ENDED     ENDED      YEAR ENDED  YEAR ENDED
                                                                            MARCH 31,    JUNE 30,     JUNE 30,    JUNE 30,
                                                                              1992         1992         1993        1994
                                                                           ----------  ------------  ----------  ----------
                                                                                            (IN THOUSANDS)
         Tax (benefit) at federal statutory rate  . . . . . . . . . . .     $(12,276)     $(2,132)    $(32,863)   $(21,292)
         Operating losses not currently realizable  . . . . . . . . . .       11,822        2,016       31,966      15,608
         Goodwill amortization  . . . . . . . . . . . . . . . . . . . .          416          106          644       5,646
         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38           10          253          38
                                                                            --------      -------     --------    --------
                                                                            $     -       $    -      $     -     $     -
                                                                            ========      =======     ========    ========

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

7. ACQUIRED INTANGIBLE ASSETS

         Acquired intangible assets consist of the following:


                                                                           JUNE 30
                                                                    --------------------
                                                                      1993        1994
                                                                    --------    --------
                                                                       (IN THOUSANDS)
         Merchant contracts . . . . . . . . . . . . . . . . . .     $ 48,950    $ 11,524
         Non-compete covenants  . . . . . . . . . . . . . . . .      100,000      76,667
         Goodwill . . . . . . . . . . . . . . . . . . . . . . .       31,830      30,207
         Favorable Citicorp agreements  . . . . . . . . . . . .       13,228       7,231
         Other  . . . . . . . . . . . . . . . . . . . . . . . .           -        4,634
                                                                    --------    --------
                                                                     194,008     130,263
         Less accumulated amortization  . . . . . . . . . . . .       92,140      58,924
                                                                    --------    --------
                                                                    $101,868    $ 71,339
                                                                    ========    ========

         Merchant contracts comprise the value attributable to the portfolio of processing merchants and the related non-cancelable contracts existing at the date of the Peach Tree Acquisition. Under the provisions of the Peach Tree purchase agreement, HMS obtained for $25,000,000 a covenant which limits the sellers' ability to solicit HMS' customers. CES obtained a similar covenant for $75,000,000 under the provisions of the CCSI Acquisition (see Notes 1 and 3). At June 30, 1994, merchant contracts also includes approximately $10 million related to the merchant portfolio of the joint venture with Wells Fargo and goodwill also includes approximately $17 million related to the acquisition of the healthcare information services companies (see Note 3).

         Favorable Citicorp agreements consist of data processing, leasehold, network and merchant processing agreements at terms less than fair value which were consummated in conjunction with the CCSI Acquisition.

         The merger agreement with HMS contemplated certain earnings levels which, as discussed in Note 3, were not achieved. Based on the completion of the restructuring effort by the Company, HMS did not achieve certain financial targets as contemplated in the HMS merger agreement in certain areas. The merchant base and merchant sales force that were acquired in the purchase transaction had a higher level of attrition than originally planned. In addition, efficiencies that were expected to be realized as a result of the restructuring effort in terms of lower processing expenses and credit losses, as compared to other processors of similar size, did not materialize. As a result, the Company analyzed the contract retention experience with merchants, the discounted cash flows estimated to be realized from the operations directly related to the 1991 Peach Tree acquisition and industry trends and concluded that the values of merchant contracts and goodwill were impaired. Accordingly, in the fourth quarter of fiscal 1994, the Company wrote off the unamortized balance of these assets, which was approximately $25 million.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

8. LONG-TERM DEBT

BANK DEBT

                                                                           JUNE 30
                                                                     -------------------
                                                                      1993        1994
                                                                     -------     -------
                                                                       (IN THOUSANDS)
         Term loan facility . . . . . . . . . . . . . . . . . .      $55,000     $44,750
         Revolving credit facilities  . . . . . . . . . . . . .           -       30,000
                                                                     -------     -------
                                                                      55,000      74,750
         Less current portion . . . . . . . . . . . . . . . . .       (7,500)     (7,750)
         Less original issue discount . . . . . . . . . . . . .         (124)         -
                                                                     -------     -------
                                                                     $47,376     $67,000
                                                                     =======     =======

         In connection with the CCSI Acquisition, CES obtained a $70 million credit facility from a group of banks. CES used all of the proceeds of the term loan together with $15 million of revolving credit loans to acquire the CCSI Business. Loans under these credit facilities bear interest at either (i) Morgan Guaranty Trust Company of New York's base rate plus 1.75% per annum, or
(ii) the London Interbank Offered Rate ("LIBOR") plus 2.75% per annum, at the option of CES. CES was also required to pay a commitment fee of 1/2% per annum on all unused committed amounts.

         In September 1993, CES replaced its existing bank credit facility with a $115 million bank credit facility ("Senior Credit Facility"). Pursuant to the Senior Credit Facility, a group of banks provide a $50 million five year term loan, a six year $40 million revolving line of credit that converts to a three year term loan on the third anniversary of the facility, and a six year $25 million letter of credit facility. Proceeds from the revolving credit line are intended to be used to provide funding for permitted acquisitions and to finance the working capital needs of the Company. The letter of credit facility is intended to provide credit support in the form of standby letters of credit to the banks that provide clearing and settlement services to the Company. As of June 30, 1994, the Company used $30 million of the revolving facility to make installment payments required by the Company's joint venture with Wells Fargo, to make payments required by its acquisitions of companies that provide processing services to the healthcare industry, and to support short-term working capital needs. As of June 30, 1994, the Company pledged $21.5 million of the $25 million letter of credit facility to two clearing banks. The remaining $3.5 million is available to provide credit support to acquiring banks that provide clearing and settlement services to CES. The Senior Credit Facility is guaranteed by Holdings and is secured by the stock of CES and its subsidiaries together with a security interest in substantially all of the assets of Holdings and its subsidiaries. The Senior Credit Facility permits certain bank accounts (those that are established with any clearing bank for the purpose of holding and/or investing merchant funds prior to the Company's payment of those funds to merchants) to be used to provide security to clearing banks.

         The loans under the Senior Credit Facility are, at the election of CES, domestic loans or Eurodollar loans. During the first year of the facility, loans bear interest (i) in the case of domestic loans, at 1.0% per annum plus a reference rate (which is the prime rate) and (ii) in the case of Eurodollar loans, at 2.0% per annum plus a reference Eurodollar loan rate. For the remaining term of the Senior Credit Facility, the applicable percentages above the reference rates may be increased or decreased quarterly depending upon the Company's debt to operating cash flow ratio. The applicable percentages above the referenced rates may range between 1.50% and 0.50% for domestic loans and between 2.5% and 1.5% for Eurodollar loans. The Company will also be required to pay a commitment fee of 1/2% per annum for all unused committed amounts under the Senior Credit Facility.

         The term loan under the Senior Credit Facility is required to be repaid in quarterly installments aggregating $7.75, $9.5, $11.5, $12.75 and $3.25 million, respectively, in the fiscal years 1995 through 1999. As of June 30, 1994, the Company has paid three quarterly payments totalling $5.25 million. Commencing with

                      CESI HOLDINGS, INC. AND SUBSIDIARIES
the third anniversary of the Senior Credit Facility, outstanding revolving credit loans will be converted into a term loan that will be repaid in equal quarterly installments over a three year period. The Company is permitted to prepay or reduce at any time upon three days' notice the commitments under the Senior Credit Facility, provided that no prepayments of the revolving credit loans are permitted until the term loan is repaid in full. The Senior Credit Facility also provides for certain mandatory prepayments upon the receipt of proceeds from the sale of assets or from debt and equity financing.

         The Senior Credit Facility contains restrictive covenants that, among other things, impose limitations on Holdings and its subsidiaries with respect to the Company's ability to incur indebtedness, transfer assets and make investments. Additionally, financial covenants include the maintenance of specified financial ratios and minimum amounts of tangible net worth, as defined.

NOTES PAYABLE

                                                                           JUNE 30,
                                                                    --------------------
                                                                      1993        1994
                                                                    --------    --------
                                                                       (IN THOUSANDS)
Senior notes:
  HMS:
     Other  . . . . . . . . . . . . . . . . . . . . . . . . . .     $    323    $     -
                                                                    --------    --------
                                                                         323          -
     Less current portion . . . . . . . . . . . . . . . . . . .          (80)         -
                                                                    --------    --------
                                                                    $    243    $     -
                                                                    ========    ========
Subordinated notes:
  HMS:
     Notes payable to certain stockholders of
      Holdings due June 30, 2000, bearing annual
      interest at 10.5% . . . . . . . . . . . . . . . . . . . .     $ 45,000    $     -
     Notes payable to a former stockholder of
      Peach Tree due in three installments beginning
      April 1, 1992 through April 1, 1994; bearing
      annual interest at 12%  . . . . . . . . . . . . . . . . .        5,678       5,500
  CES:
     Senior subordinated notes payable due on
      October 1, 2003, bearing annual interest
      at 10%  . . . . . . . . . . . . . . . . . . . . . . . . .           -      125,000
     Senior subordinated notes payable due on
      June 30, 1999; bearing annual interest at 11% . . . . . .       25,000          -
     Junior subordinated notes payable to stockholders
      of Holdings due on June 30, 2000; bearing
      annual interest at 10.5%  . . . . . . . . . . . . . . . .       45,000          -
                                                                    --------    --------
                                                                     120,678     130,500
Less original issue discount  . . . . . . . . . . . . . . . . .       (7,126)         -
                                                                    --------    --------
Subtotal              . . . . . . . . . . . . . . . . . . . . .      113,552     130,500
Less current portion  . . . . . . . . . . . . . . . . . . . . .       (5,678)     (5,500)
                                                                    --------    --------
                                                                    $107,874    $125,000
                                                                    ========    ========

         HMS has a $7 million note payable to a former stockholder of Peach Tree. Management had cumulatively reduced the note by $1.5 million at June 30, 1993, which represents claims paid by HMS on matters on which HMS believes it has the indemnification of the former stockholder based on the indemnification provision contained in the purchase agreement for Peach Tree. Additionally, in connection with the acquisition of Peach Tree, HMS acquired a $3.2 million non-interest bearing note receivable due in February 1995, which is included in other current assets, from this former stockholder of Peach Tree. HMS

                      CESI HOLDINGS, INC. AND SUBSIDIARIES
discounted the note receivable to its estimated fair value using an implicit annual interest rate of 12 percent. HMS has not accreted income on the note as collectibility of the interest is uncertain. On March 31, 1994, HMS asserted a claim to offset this receivable against the note payable as management believes the legal right of offset exists.

         During the year ended June 30, 1993, HMS defaulted on installments due on notes payable to investors of $1.5 million. Subsequent to the default, but during the year ended June 30, 1993, HMS made payments of $625,000 and issued 186,169 shares of HMS common stock to the note holders in satisfaction of the remaining debt at a value agreed upon by HMS and the note holders. No gain was recognized on this transaction because this transaction was between related parties.

         Certain major stockholders guaranteed HMS' notes payable to banks. These guarantees expired on April 30, 1993, when the notes were repaid. As consideration for the guarantees, HMS awarded the guarantors 704,000 and 750,000 warrants to purchase HMS' common stock, which were exercisable at $3.75 and $2.50 per share, respectively. Prior to the HMS Merger, none of the warrants granted had been exercised. In connection with the HMS Merger, HMS issued 475,883 shares of its common stock to redeem all warrants. In fiscal 1993, HMS recorded $648,000 as interest expense in connection with the granting of these warrants. HMS's management calculated the value of the stock issued to redeem the warrants based on the corresponding value of the Holdings Common Stock received in the HMS Merger.

         Pursuant to a July 1992 refinancing arrangement, HMS renegotiated its subordinated notes payable to investors. HMS had been in default of certain covenants during fiscal 1992 due to the nonpayment of interest on the notes. The cumulative unpaid interest was transferred to subordinated payment-in-kind notes. In addition, an interest rate on the notes was established at a rate which was less than the rate contained in the default provisions of the debt agreement and the original debt covenants were waived. In exchange for renegotiating terms, HMS issued 240,000 shares of common stock to the subordinated noteholders. The estimated fair value of the common shares at the date of issuance of $600,000 was recorded as a discount on the subordinated notes payable to investors and was being amortized to interest expense over the term of the subordinated notes. Harbridge's Board of Directors assigned a value of $2.50 per share for the shares of common stock issued to the subordinated noteholders based on a calculation of its fair value giving consideration to the exercise price of stock options granted to management in July 1992, the exercise value of certain warrants and the conversion price of HMS's Series B Preferred Stock.

         In connection with the HMS Merger, HMS exchanged subordinated notes payable to investors of $40 million and subordinated payment-in-kind notes payable to investors of $5.6 million for subordinated notes payable of $45 million bearing interest at lower rates. As a result of these transactions, HMS wrote off the unamortized original issue discount related to the notes payable as an immaterial charge to interest expense in fiscal 1993.

         The valuation of the HMS common stock issued in satisfaction of liabilities, or to repurchase outstanding stock warrants and options, was determined by management, based on a variety of considerations, including discussions with investment bankers, investors and cash prices paid to purchase or sell HMS common stock.

         CES issued $25 million aggregate principal amount of Senior Subordinated Notes and $45 million Junior Subordinated Notes as part of the financing for the CCSI Acquisition. The original issue discount on the CES notes arose from the issuance of 1,667,000 and 4,357,099 common shares of Holdings (with a fair value of $2,167,100 and $5,664,229, respectively) to the holders of the Senior and Junior Subordinated Notes, respectively. These notes were repurchased by the Company through the issuance of Senior Subordinated Notes Payable ("Old Notes").

         In October 1993, the Company issued Old Notes due 2003, bearing interest at 10% per annum, and a maturity value of $125 million. Net proceeds of the issuance were used to repurchase various subordinated notes prior to their scheduled maturities. In fiscal 1994, the Company incurred extraordinary charges of

                      CESI HOLDINGS, INC. AND SUBSIDIARIES
approximately $10.1 million attributable to the write-off of unamortized debt issuance costs and unamortized original issue discounts associated with the early termination of the aforementioned bank credit facility and the subordinated notes.

         The Old Notes were senior unsecured obligations of the Company, subordinated in right of payment to all senior indebtedness including indebtedness under the Senior Credit Facility. The Old Notes were redeemable at the option of the Company, in whole or part, on or after October 1, 1998 at specified redemption prices. In addition, at any time on or prior to October 1, 1996, the Company could have redeemed up to $50,000,000 aggregate principal amount of Old Notes, at a redemption price equal to 109.0% of the principal amount thereof, with the net proceeds from any offering of common stock of the Company.

         In May 1994, the Company issued $125 million of Senior Subordinated Notes ("New Notes") in exchange for the Old Notes. The New Notes are identical in all material respects to the Old Notes.

         The New Notes contain various financial and operating covenants limiting, among other things, the Company's ability to incur indebtedness, transfer assets and make investments.

         The aggregate principal installments of notes payable required for the years ending June 30, are as follows:

                                                                             (IN THOUSANDS)
             1995   . . . . . . . . . . . . . . . . . . . . . . . . . .         $  5,500
             1996   . . . . . . . . . . . . . . . . . . . . . . . . . .               -
             1997   . . . . . . . . . . . . . . . . . . . . . . . . . .               -
             1998   . . . . . . . . . . . . . . . . . . . . . . . . . .               -
             1999   . . . . . . . . . . . . . . . . . . . . . . . . . .               -
             Thereafter   . . . . . . . . . . . . . . . . . . . . . . .          125,000
                                                                                --------
                    Total   . . . . . . . . . . . . . . . . . . . . . .         $130,500
                                                                                ========

         The carrying amounts and estimated fair values of the Company's indebtedness are as follows:

                                                                   JUNE 30, 1993          JUNE 30, 1994
                                                               --------------------   ----------------------
                                                               CARRYING   ESTIMATED   CARRYING    ESTIMATED
                                                                AMOUNT   FAIR VALUE    AMOUNT     FAIR VALUE
                                                               --------  ----------   --------    ----------
                                                                               (IN THOUSANDS)
         Subordinated Notes . . . . . . . . . . . . . . . .    $113,552    $121,112   $  5,500     $  5,500
         Senior Subordinated Notes  . . . . . . . . . . . .          -           -     125,000      122,500
         Bank debt    . . . . . . . . . . . . . . . . . . .      54,876      55,932     74,750       74,750
         Senior Notes . . . . . . . . . . . . . . . . . . .         323         323         -            -
                                                               --------    --------   --------     --------
                                                               $168,751    $177,367   $205,250     $202,750
                                                               ========    ========   ========     ========

9. PREFERRED STOCK

HMS

         The HMS Series A and B preferred stocks were nonparticipating and entitled stockholders to an annual dividend of $10 per share. The cumulative annual dividend was to increase to $11 per share if any dividends were in arrears. Such stock was redeemable at the option of HMS for $100 per share. The shares were preferred to the extent of unpaid cumulative dividends plus redemption value in the event of dissolution of HMS. HMS Series A preferred stock had common stock voting rights. Each share of HMS Series B preferred stock was convertible into 40 shares of HMS common stock at the stockholder's option. In connection with the HMS Merger, each share of HMS Series A preferred stock was exchanged for 99.3376 shares of Holdings Series B preferred stock (see Note 3) and all outstanding HMS Series B Preferred Stock was converted into

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

2,000,000 HMS common shares. All accrued and unpaid dividends on HMS Series A and B preferred stock were canceled pursuant to the HMS Merger.

HOLDINGS

  Series A Preferred Stock

         As part of the financing for the CCSI acquisition, Holdings issued 25,000,000 shares of Series A Cumulative Redeemable Preferred Stock with an annual dividend of $.05 per share. The Holdings Series A Preferred Stock shall be redeemed at the redemption price of $1.00 per share, plus accrued but unpaid dividends, in the following manner: (i) one-third of the outstanding shares on June 30, 2000, (ii) one-half of the remaining outstanding shares on June 30, 2001, and (iii) all of the remaining outstanding shares on June 30, 2002. Holdings, at its option, may redeem any portion of the Holdings Series A Preferred Stock at any time. In addition, subject to certain debt covenants, Holdings is required to redeem the outstanding shares of Holdings Series A Preferred Stock upon the public offering of its common stock resulting in net proceeds in excess of $15 million. The excess of the preference value over the carrying value is being accreted by periodic charges to stockholders' equity (capital deficiency) over the life of the issue ($672,000 for each of the years ended June 30, 1993 and 1994). The Holdings Series A Preferred Stock is nonEvoting except for certain matters, as defined in the Holdings Certificate of Incorporation. The fair value of the Holdings Series A Preferred Stock at June 30, 1994 approximates fair value.

         Dividends in arrears at June 30, 1994 on the Holdings Series A Preferred Stock was $2,500,000.

  Series B Preferred Stock

         In anticipation of the HMS Merger, Holdings authorized the issuance of up to 25,000,000 shares of Holdings Series B Cumulative Redeemable Preferred Stock with terms similar to the Holdings Series A Preferred Stock. These shares of Holdings Series B Preferred Stock were placed in escrow for the benefit of the shareholders of HMS. As described in Note 3, the exact number of shares of Holdings Series B Preferred Stock to be issued will be determined upon the achievement of certain financial targets of the Company for the year ended June 30, 1994 and the resolution of certain contingent liabilities of HMS. The holders of Holdings Series B Preferred Stock are entitled to limited voting rights, as defined in the Holdings Certificate of Incorporation.

         In connection with the HMS merger agreement, the Company has instructed the escrow agent to cancel approximately 21.1 million shares of Holdings Series B Preferred Stock issued. As contemplated in the HMS merger agreement, certain earnings levels and other financial targets were not achieved resulting in cancellation of such shares issued in escrow. The Company has determined, based upon the HMS merger agreement, that a maximum of approximately 3.9 million shares of Holdings Series B Preferred Stock may be issued and therefore remain in escrow subject to the achievement of certain other financial targets as defined in the HMS merger agreement.

         For both the Holdings Series A and Series B Preferred Stock, Holdings is required to pay in full all dividend arrearages and all mandatory redemptions prior to the declaration and payment of Holdings Common Stock dividends, other than dividends payable in shares of Holdings Common Stock. In addition, Holdings is not permitted to purchase and redeem any shares of its Common Stock unless the aforementioned dividend and redemption requirements have been met.

10. STOCK OPTIONS

         HMS' Stock Option and Restricted Stock Purchase Plan (the "HMS Plan") provided for the granting of stock options and restricted stock to selected employees, officers and employees as determined by the Board of

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

Directors. Under the HMS Plan 715,000 shares of common stock were authorized for use. Shares to be used under the HMS Plan were to be either authorized and unissued shares or shares reacquired by HMS.

         The HMS Plan allowed the Board of Directors to grant nonqualified stock options or restricted stock awards at their sole discretion at times, in amounts, and subject to terms as they determined. Options issued to date were to become exercisable over periods of up to ten years. The following table summarizes changes in common stock under options for the year ended March 31,1992, the three months ended June 30, 1992 and the year ended June 30, 1993:

                                                                                                   NUMBER OF
                                                                                                    SHARES       PRICE RANGE
                                                                                                   ---------     -----------
         Outstanding options at April 1, 1991 . . . . . . . . . . . . . . . . . . . . . . . .            -
         Options -- granted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       395,600          $3.75
                 -- canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                 -- exercised   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                                                                                                   --------
         Outstanding options at March 31, 1992  . . . . . . . . . . . . . . . . . . . . . . .       395,600           3.75
         Options -- granted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                 -- exercised   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                 -- canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -
                                                                                                   --------
         Outstanding options at June 30, 1992 . . . . . . . . . . . . . . . . . . . . . . . .       395,600           3.75
         Options -- granted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       215,601      2.50-3.75
                 -- exercised   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (76,935)     2.50-3.75
                 -- canceled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (534,266)     2.50-3.75
                                                                                                   --------
         Outstanding options at June 30, 1993 . . . . . . . . . . . . . . . . . . . . . . . .            -
                                                                                                   ========

         In connection with the HMS Merger, all HMS stock options were either exercised or canceled and the HMS Plan was terminated.

         In July 1992, the Board of Directors of Holdings (the "Board") adopted a Stock Option and Restricted Stock Purchase Plan (the "Plan"). The Plan provides for the granting of incentive stock options ("ISOGs"), nonqualified stock options ("NQOGs") and restricted stock awards for the purchase of up to a total of 3,650,000 shares of Holdings Common Stock. In connection therewith, Holdings reserved 3,650,000 shares of Common Stock for issuance to the terms of the Plan. The stock options are exercisable at prices and over periods determined by the Board. The Board of Directors of Holdings determined the fair value of the stock options by taking EBITDA (earnings before interest, taxes, depreciation, amortization, restructuring and other non-recurring charges) of Holdings for the twelve month period prior to the date of grant and multiplying such number by a multiple to obtain the enterprise value. Holdings' debt and Preferred Stock were then subtracted from the enterprise value to obtain the equity value, which was then divided by the number of shares of Holdings Common Stock outstanding to obtain the price per share.

         These options become exercisable over a five year period beginning in fiscal 1998, with a provision to accelerate such vesting period based on the achievement of certain Company earnings targets, as defined. As of July 1, 1993 and 1994, 593,787 and 1,246,573, respectively, of the granted options were exercisable. No restricted stock awards have been granted under the Plan. In fiscal 1993, the Company recorded $1,051,745 of unearned compensation as a reduction of stockholders' equity (capital deficiency) related to certain of these options granted at prices below fair market value at the date of grant, of which approximately $210,000 and $195,000 was charged to compensation expense in fiscal 1993 and 1994, respectively. At June 30, 1994, unearned compensation was adjusted to reflect employees' options that were canceled which were previously granted at prices below fair market value.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

         The following table summarizes changes in common stock under options for the years ended June 30, 1993 and 1994 for Holdings' stock option plan:

                                                                                     INCENTIVE  NON-QUALIFIED   PRICE RANGE
                                                                                     ---------  -------------   -----------
         Options -- granted   . . . . . . . . . . . . . . . . . . . . . . . . .        315,000    2,653,933     $1.00-2.00
                 -- exercised   . . . . . . . . . . . . . . . . . . . . . . . .             -            -
                 -- canceled  . . . . . . . . . . . . . . . . . . . . . . . . .             -            -
                                                                                       -------    ---------
         Outstanding options June 30, 1993  . . . . . . . . . . . . . . . . . .        315,000    2,653,933      1.00-2.00
         Options -- granted   . . . . . . . . . . . . . . . . . . . . . . . . .        410,000      390,000           2.50
                 -- exercised   . . . . . . . . . . . . . . . . . . . . . . . .         (6,000)    (100,000)     1.00-2.00
                 -- canceled  . . . . . . . . . . . . . . . . . . . . . . . . .        (69,000)          -       1.00-2.00
                                                                                       -------    ---------
         Outstanding options June 30, 1994  . . . . . . . . . . . . . . . . . .        650,000    2,943,933      1.00-2.50
                                                                                       =======    =========

         In July 1994, 349,891 options previously granted were cancelled upon the termination of employment of certain employees. These options therefore became available for grants under the Plan.

11. OPERATING LEASES

         Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following at June 30, 1994:

                                                                    (IN THOUSANDS)
         1995 . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 5,847
         1996 . . . . . . . . . . . . . . . . . . . . . . . . . .       5,056
         1997 . . . . . . . . . . . . . . . . . . . . . . . . . .       3,882
         1998 . . . . . . . . . . . . . . . . . . . . . . . . . .       3,554
         1999 . . . . . . . . . . . . . . . . . . . . . . . . . .       3,577
         Thereafter . . . . . . . . . . . . . . . . . . . . . . .      34,302
                                                                      -------
                 Total  . . . . . . . . . . . . . . . . . . . . .     $56,218
                                                                      =======

         In July 1993, the Company entered into an operating lease for a new data processing facility in Hagerstown, Maryland, which commenced in July 1994. Minimum payments under this lease are included in the table above.

         Rental expense for the year ended March 31, 1992, the three months ended June 30, 1992 and the years ended June 30, 1993 and 1994, was $6,161,000, $574,000, $5,747,000 and $3,900,000, respectively.

12. EMPLOYEE BENEFIT PLANS

         In July 1992, the Company adopted a defined contribution 401(k) plan. Participation in this plan is available to substantially all employees. At its discretion, the Company may make contributions to the plan based upon a percentage of employee contributions. Also at its discretion, the Company may make profit sharing contributions of up to 6% of participants' salaries (as defined) based upon the achievement of certain Company financial targets. The cost of this plan charged to expense for the years ended June 30, 1993 and 1994 was approximately $1,250,000 and $1,462,000, respectively.

         In the fourth quarter of fiscal 1994, the Company adopted, retroactive to July 1, 1993, Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." Prior to July 1, 1993, postemployment benefit expenses were recognized on a pay-as-you-go basis. The Company recognized the cumulative effect of the change in accounting for postemployment benefits of approximately

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

$537,000 which represents the unfunded accumulated postemployment benefit obligation as of July 1, 1993. The effect of this change on fiscal 1994 operating results was not material.

13. COMMITMENTS AND CONTINGENCIES

         Various legal actions are pending against the Company, many involving litigation incidental to the conduct of the business. Other matters include actions related to the acquisition of Peach Tree and its former stockholder. Management, after consultation with counsel, believes that the ultimate liability, if any, in excess of the amounts currently recorded will not have a material adverse effect upon the consolidated results of operations or financial position of the Company.

14. NON-CASH TRANSACTIONS

HMS

         Exchange of $9,000,000 in lease receivables in satisfaction of lease substitution -- March 31, 1992.

         Exchange of $200,000 note receivable for $75,000 of common stock and $125,000 of preferred stock -- March 31, 1992.

         Preferred stock dividends declared but not paid: March 31, 1992 -- $2,524,000; June 30, 1992 -- $700,000; June 30, 1993 -- $2,590,000; all
forgiven -- June 30, 1993.

         Exchange of $600,000 in common stock as an incentive for renegotiating the terms of the exchanged debt -- June 30, 1993.

         Exchange of $3,000,000 in subordinated debt for $3,000,000 of preferred stock -- June 30, 1993.

HOLDINGS

         Issuance of $300,000 of warrants to purchase Holdings Common Stock in connection with the CCSI Acquisition and related financing -- June 30, 1992.

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                           JUNE 30,          DECEMBER 31,
                                                                             1994                1994
                                                                           ---------         -------------
                                                                            (NOTE)            (UNAUDITED)
                                                                               (DOLLARS IN THOUSANDS,
                                                                                EXCEPT SHARE AMOUNTS)
                                                  ASSETS
Current assets:
  Cash and cash equivalents..............................................  $  80,777           $  45,700
  Restricted cash and cash equivalents...................................     10,681               5,692
  Receivables, net.......................................................    174,045             347,208
  Terminal inventories...................................................      3,918               6,611
  Prepaid expenses and other current assets..............................      3,964               6,112
                                                                           ---------           ---------
         Total current assets............................................    273,385             411,323

Property and equipment...................................................     86,983              95,001
Less: accumulated depreciation and amortization..........................    (48,105)            (58,628)
                                                                           ---------           ---------
Net property and equipment...............................................     38,878              36,373

Other assets.............................................................      1,356               1,431
Acquired intangibles, net of accumulated amortization of $58,924 and
  $67,857................................................................     71,339              62,010
Deferred financing costs, net of accumulated amortization of $562 and
  $965...................................................................      6,191               5,788
                                                                           ---------           ---------
         Total assets....................................................  $ 391,149           $ 516,925
                                                                           =========           =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
  Merchant payables......................................................  $ 187,907           $ 321,002
  Accounts payable and accrued expenses..................................     61,516              56,675
  Accrued salaries and employee benefits.................................      5,799               4,467
  Restructuring and other reserves.......................................      5,376               3,659
  Merchant collateral and deposits.......................................     17,906              16,823
  Current portion of bank debt...........................................      7,750               8,500
  Current portion of subordinated notes payable..........................      5,500               5,500
  Other current liabilities..............................................      1,601               1,857
                                                                           ---------           ---------
         Total current liabilities.......................................    293,355             418,483

Bank debt, net of current portion........................................     37,000              32,500
Revolving note payable...................................................     30,000              35,000
Subordinated notes payable, net of current portion.......................    125,000             125,000
Restructuring and other reserves, net of current portion.................      5,044               4,595
Other liabilities........................................................        509                 525
Series A Redeemable Preferred Stock, including accrued dividends.........     22,844              23,805
Stockholders' equity (capital deficiency):
  Common Stock, $.01 par value, 40,000,000 shares authorized, 31,130,099 and 31,555,945 shares issued and outstanding at June 30, 1994 and
    December 31, 1994, respectively......................................        311                 315
  Additional paid in capital.............................................     80,491              79,835
  Deficit................................................................   (202,807)           (202,757)
  Unearned compensation..................................................       (598)               (376)
                                                                           ---------           ---------
         Total stockholders' equity (capital deficiency).................   (122,603)           (122,983)
                                                                           ---------           ---------
         Total liabilities and stockholders' equity (capital
           deficiency)...................................................  $ 391,149           $ 516,925
                                                                           =========           =========

Note: The balance sheet at June 30, 1994 has been derived from the audited financial statements at that date, and condensed.

           See notes to condensed consolidated financial statements

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                 SIX MONTHS          SIX MONTHS
                                                                    ENDED               ENDED
                                                                 DECEMBER 31,       DECEMBER 31,
                                                                    1993                1994
                                                                ------------        -------------
                                                                         (IN THOUSANDS)
Revenue.......................................................    $ 365,940           $ 445,638
Expenses:
  Interchange and association fees............................      276,230             328,543
  Salaries and employee benefits..............................       21,993              28,176
  Provision for possible credit and chargeback losses.........        2,999               2,985
  Other operating expenses....................................       36,557              56,214
  Depreciation and amortization...............................       33,880              19,567
                                                                  ---------           ---------
     Total expenses...........................................      371,659             435,485
                                                                  ---------           ---------
Operating (loss) income from processing operations............       (5,719)             10,153
Interest expense..............................................        9,855              10,085
                                                                  ---------           ---------
(Loss) income from processing operations before income taxes, extraordinary item and cumulative effect of accounting
  change......................................................      (15,574)                 68
Provision for income taxes....................................           --                  18
                                                                  ---------           ---------
(Loss) income before extraordinary item and cumulative effect
  of accounting change........................................      (15,574)                 50
Extraordinary (loss) on extinguishment of debt................      (10,136)                 --
                                                                  ---------           ---------
(Loss) income before cumulative effect of accounting change...      (25,710)                 50
Cumulative effect of accounting change........................         (537)                 --
                                                                  ---------           ---------
Net (loss) income.............................................      (26,247)                 50
Dividends on redeemable preferred stock.......................         (625)               (625)
Accretion of redeemable preferred stock.......................         (336)               (336)
                                                                  ---------           ---------
Net (loss) applicable to common stock.........................    $ (27,208)          $    (911)
                                                                  =========           =========
(Loss) per common share:
  (Loss) before extraordinary item and cumulative effect of
     accounting change (net of preferred stock dividends and
     accretion)...............................................    $    (.53)          $    (.03)
  Extraordinary (loss) on extinguishment of debt..............         (.33)                 --
  Cumulative effect of accounting change......................         (.02)                 --
                                                                  ---------           ---------
  Net (loss) per common share.................................    $    (.88)          $    (.03)
                                                                  =========           =========

            See notes to condensed consolidated financial statements

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                         SIX              SIX
                                                                     MONTHS ENDED     MONTHS ENDED
                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1993             1994
                                                                     ------------     ------------
                                                                            (IN THOUSANDS)
Operating activities:
  Net (loss) income................................................    $(26,247)        $     50
  Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
     Extraordinary loss............................................      10,136               --
     Cumulative effect of accounting change........................         537               --
     Depreciation and amortization.................................      33,880           19,567
     Amortization of deferred financing costs and original issue
      discounts....................................................         376              403
     Provision for credit and chargeback losses....................       2,999            2,985
     Gain on sale of property and equipment........................          --              (91)
     Other.........................................................         961              (20)
     Changes in operating assets and liabilities:
       Receivables.................................................      40,848         (176,148)
       Terminal inventories........................................        (205)          (2,693)
       Prepaid expenses and other current assets...................       2,148           (2,148)
       Other assets................................................        (260)             (75)
       Merchant payables...........................................     (52,849)         133,095
       Accounts payable, accrued expenses and employee benefits....       4,744           (6,173)
       Merchant collateral and deposits............................       4,166           (1,083)
       Restructuring and other reserves............................      (3,592)          (2,166)
       Other liabilities...........................................          --              272
                                                                       --------         --------
          Net cash provided by (used in) operating activities......      17,642          (34,225)
                                                                       --------         --------
Investing activities:
  Investment in joint venture......................................      (9,000)              --
  Decrease in restricted cash and cash equivalents.................       3,567            4,989
  Purchase of property and equipment...............................      (6,339)          (8,018)
  Other............................................................        (402)             396
                                                                       --------         --------
          Net cash (used in) investing activities..................     (12,174)          (2,633)
                                                                       --------         --------
Financing activities:
  Proceeds from notes payable......................................     125,000               --
  Repayment of notes payable.......................................    (115,323)              --
  Proceeds from bank debt..........................................      50,000               --
  Repayment of bank debt...........................................     (56,750)          (3,750)
  Proceeds from revolving note payable.............................          --           10,000
  Repayment of revolving note payable..............................          --           (5,000)
  Costs to obtain financing........................................      (6,095)              --
  Issuance of common stock.........................................          --              460
  Other............................................................         (15)              71
                                                                       --------         --------
Net cash (used in) provided by financing activities................      (3,183)           1,781
                                                                       --------         --------
Net increase (decrease) in cash and cash equivalents...............       2,285          (35,077)
Cash and cash equivalents at beginning of period...................      45,882           80,777
                                                                       --------         --------
Cash and cash equivalents at end of period.........................    $ 48,167         $ 45,700
                                                                       ========         ========
Supplemental disclosures of cash flow information
  Cash paid during the period for:
     Interest......................................................    $  5,117         $  9,796
                                                                       ========         ========
     Income taxes..................................................    $     82         $     82
                                                                       ========         ========

     Note: The statement of cash flows for the six months ended December 31, 1993 has been derived from the audited financial statements at that date, and condensed.

           See notes to condensed consolidated financial statements

                      CESI HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                               DECEMBER 31, 1994

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended December 31, 1994 are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the consolidated financial statements included herein.

     Certain 1993 amounts have been reclassified to conform with 1994 classifications.

     Results of operations for the six months ended December 31, 1993 have been adjusted to reflect the cumulative effect of adopting Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" in the fourth quarter of fiscal 1994, retroactive to July 1, 1993.

2. MERGER WITH FIRST DATA CORPORATION

     On November 2, 1994, Holdings entered into a merger agreement (the "Merger Agreement") with First Data Corporation ("First Data"), a leading transaction processor. Under the terms of the Merger Agreement, First Data agreed to acquire Holdings and its subsidiaries; however, First Data will not acquire the three subsidiaries of Holdings engaged in healthcare information services. The parties anticipate closing the transaction in March 1995. The Merger Agreement requires payment at closing of First Data Common Stock or cash with a value in the range of $500 million to $550 million, depending upon the market price of First Data's Common Stock during a specified valuation period. Holdings has the right to terminate the agreement if the average price of First Data's Common Stock during the valuation period is above or below specified maximum or minimum prices.

3. LOSS PER COMMON SHARE

    Loss per common share amounts are based on the weighted average number of common shares outstanding and does not include common stock equivalents since their effect would be antidilutive. The weighted average number of common shares outstanding for the six months ended December 31, 1993 and 1994 were 31,027,072 and 31,256,920, respectively.

4. EXTRAORDINARY LOSS

     Extraordinary loss in the six months ended December 31, 1993, represents the write-off of unamortized debt issuance costs associated with the early termination of the Company's bank credit facility.

                           FIRST DATA CORPORATION AND
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS



The following unaudited pro forma condensed combined financial statements give effect to the proposed merger ("the Merger") of a wholly owned subsidiary of First Data Corporation ("First Data") with First Financial Management Corporation ("First Financial") under the pooling of interests method of accounting. A pro forma condensed combined balance sheet is provided as of March 31, 1995, giving effect to the Merger as though it had been consummated on that date. Pro forma condensed combined income statements are provided for the years ended December 31, 1992, 1993 and 1994, and the three-month periods ended March 31, 1994 and 1995 giving effect to the Merger as though it had occurred at the beginning of the earliest period presented. The pro forma information is based on the historical consolidated financial statements of each of First Data and First Financial and has been prepared under the assumptions and adjustments set forth below and in the accompanying notes to the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been prepared by the managements of First Data and First Financial based upon their respective consolidated financial statements, as well as available information and certain assumptions which the managements believe are reasonable. Pro forma per share amounts are based on a conversion ratio of 1.5859 shares of First Data Common Stock for each share of First Financial Common Stock ("the Conversion Number"). The unaudited pro forma condensed combined income statements, which include results of operations as if the Merger had been consummated on January 1, 1992, do not reflect the merger expenses anticipated to be incurred or the effects of potential increased revenues or operating synergies and cost savings anticipated to result from the Merger. These pro forma financial statements are presented for illustrative purposes only, and therefore, are not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of First Data, which are included herein, and of First Financial, which are included in First Financial's 1994 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

Supplemental pro forma condensed combined income statement information is presented to give pro forma effect to First Data's acquisition of CESI Holdings, Inc.

("CESI Holdings") in March 1995 and First Financial's acquisition of Western Union Financial Services, Inc. ("Western Union") in November 1994, both of which were accounted for as purchases, as if such acquisitions had taken place as of January 1, 1994.

                           FIRST DATA CORPORATION AND
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1995
                                   (MILLIONS)
                                  (UNAUDITED)


                                                                 FIRST        FIRST     PRO FORMA     PRO FORMA
                                                                 DATA       FINANCIAL  ADJUSTMENTS    COMBINED
                                                              ----------- ------------ ----------- -------------
    ASSETS

    Cash and cash equivalents                                 $      63.4 $      178.3 $           $     241.7
    Short-term investments                                           94.1            -                    94.1
    Proceeds including proceeds due from financial
      instruments sold                                            3,365.8        100.0                 3,465.8
    Funds and funds due relating to merchant processing             245.2        184.9                   430.1
    Accounts receivable, less allowance                             250.8        194.6                   445.4
    Land, buildings and equipment at cost, net
      of depreciation                                               341.3        159.6                   500.9
    Goodwill and other intangibles, net of amortization           1,965.3      2,018.5                 3,983.8
    Other assets                                                    318.5        181.4                   499.9
                                                              ----------- ------------ ----------- -----------

                                                              $   6,644.4 $    3,017.3 $         - $   9,661.7
                                                              =========== ============ =========== ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Drafts outstanding                                        $      94.0 $          - $           $      94.0
    Liabilities relating to financial instruments sold            3,343.0        100.0                 3,443.0
    Liabilities relating to merchant processing                     210.2        171.3                   381.5
    Short-term debt                                                 150.0          0.1                   150.1
    Long-term debt                                                  611.5        182.4                   793.9
    Senior convertible debentures                                       -        447.1                   447.1
    Pension obligations assumed (a)                                     -        266.0                   266.0
    Accounts payable, accrued expenses and other liabilities        719.1        378.6       142.3     1,240.0
                                                              ----------- ------------ ----------- -----------
           Total liabilities                                      5,127.8      1,545.5       142.3     6,815.6
                                                              ----------- ------------ ----------- -----------
    Stockholders' equity:
      Common stock                                                    1.2          6.2        (5.3)        2.1
      Capital surplus                                               861.0        918.6         4.6     1,784.2
      Retained earnings                                             797.9        600.8      (195.4)    1,203.3
      Treasury stock, at cost                                      (141.5)        (0.7)        0.7      (141.5)
      Other                                                          (2.0)       (53.1)       53.1        (2.0)
                                                              ----------- ------------ ----------- -----------
           Total stockholders' equity                             1,516.6      1,471.8      (142.3)    2,846.1
                                                              ----------- ------------ ----------- -----------

                                                              $   6,644.4 $    3,017.3 $         - $   9,661.7
                                                              =========== ============ =========== ===========

    (a) Subsequent to March 31, 1995, First Financial has funded $154 million of this obligation.


  See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                           FIRST DATA CORPORATION AND
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                          PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                               YEAR ENDED DECEMBER 31, 1992       YEAR ENDED DECEMBER 31, 1993
                                               ----------------------------       ----------------------------
                                                 FIRST    FIRST    PRO FORMA       FIRST      FIRST    PRO FORMA
                                                 DATA    FINANCIAL  COMBINED       DATA     FINANCIAL  COMBINED
                                              ---------- --------- ---------    ---------- ---------- ---------
    REVENUES, NET                            $   1,205.3 $ 924.1   $  2,129.4   $  1,490.3 $  1,025.2 $  2,515.5

    EXPENSES:

      Human resources                              494.3   366.3        860.6        618.5      401.2    1,019.7
      Equipment, supplies and facilities           184.7   175.2        359.9        213.6      177.5      391.1
      Depreciation and amortization                 97.5    84.5        182.0        117.8       77.8      195.6
      Professional, advertising and other, net     163.3   141.0        304.3        208.1      143.9      352.0
      Loss in business unit sold                   --       79.6         79.6        --         --         --
                                             ----------- -------   ----------   ---------- ---------- ----------
                                                   939.8   846.6      1,786.4      1,158.0      800.4    1,958.4
                                             ----------- -------   ----------   ---------- ---------- ----------

    Operating income                               265.5    77.5        343.0        332.3      224.8      557.1

    Interest expense                                33.9     9.6         43.5         41.4        4.6       46.0
                                             ----------- -------   ----------   ---------- ---------- ----------

    Pretax income from continuing operations       231.6    67.9        299.5        290.9      220.2      511.1

    Income taxes                                    90.2    46.5        136.7        117.9       88.4      206.3
                                             ----------- -------   ----------   ---------- ---------- ----------

    INCOME FROM CONTINUING OPERATIONS        $     141.4 $  21.4   $    162.8   $    173.0 $    131.8 $    304.8
                                             =========== =======   ==========   ========== ========== ==========

    Weighted average number of common shares
      and common stock equivalents                 108.9    60.1        204.2        111.1       62.0      209.4

    INCOME FROM CONTINUING OPERATIONS
      PER COMMON SHARE                       $      1.30 $  0.35   $     0.80   $     1.56 $     2.12 $     1.46



  See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                           FIRST DATA CORPORATION AND
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                          PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                 YEAR ENDED DECEMBER 31, 1994
                                              ---------------------------------
                                                  FIRST      FIRST    PRO FORMA
                                                  DATA     FINANCIAL  COMBINED
                                              ----------- ---------- -----------
    REVENUES, NET                             $   1,652.2 $  1,231.8 $  2,884.0

    EXPENSES:

      Human resources                               649.6      448.7    1,098.3
      Equipment, supplies and facilities            245.7      209.3      455.0
      Depreciation and amortization                 143.6       97.7      241.3
      Professional, advertising and other, net      215.9      196.7      412.6
                                              ----------- ---------- ----------
                                                  1,254.8      952.4    2,207.2
                                              ----------- ---------- ----------

    Operating income                                397.4      279.4      676.8

    Interest expense                                 41.3        8.8       50.1
    Western Union pension cost                         --        2.3        2.3
                                              ----------- ---------- ----------

    Pretax income from continuing operations        356.1      268.3      624.4

    Income taxes                                    148.0      108.1      256.1
                                              ----------- ---------- ----------

    INCOME FROM CONTINUING OPERATIONS         $     208.1 $    160.2 $    368.3
                                              =========== ========== ==========

    Weighted average number of common shares
      and common stock equivalents                  111.2       62.9      211.0


    INCOME FROM CONTINUING OPERATIONS
      PER COMMON SHARE                        $      1.87 $     2.56 $     1.75



  See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                           FIRST DATA CORPORATION AND
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                          PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                              THREE MONTHS ENDED MARCH 31, 1994    THREE MONTHS ENDED MARCH 31, 1995
                                              ---------------------------------    ---------------------------------
                                                 FIRST     FIRST    PRO FORMA        FIRST      FIRST    PRO FORMA
                                                 DATA    FINANCIAL  COMBINED         DATA     FINANCIAL   COMBINED
                                              ---------- --------- ----------     ---------- ---------- ------------
    REVENUES, NET                              $   375.8 $   266.1 $   641.9      $    437.5 $   386.4 $      823.9

    EXPENSES:

     Human resources                               150.4     103.1     253.5           174.3     132.1        306.4
     Equipment, supplies and facilities             53.4      47.4     100.8            67.3      61.3        128.6
     Depreciation and amortization                  31.1      22.3      53.4            42.9      32.5         75.4
     Professional, advertising and
       other, net                                   56.3      43.0      99.3            62.3      84.2        146.5
                                               --------- --------- ---------      ---------- --------- ------------
                                                   291.2     215.8     507.0           346.8     310.1        656.9
                                               --------- --------- ---------      ---------- --------- ------------

    Operating income                                84.6      50.3     134.9            90.7      76.3        167.0

    Interest expense                                10.8       0.7      11.5            10.6      11.0         21.6
    Western Union pension cost                        --        --        --              --       5.3          5.3
                                               --------- --------- ---------      ---------- --------- ------------
    Pretax income from continuing
     operations                                     73.8      49.6     123.4            80.1      60.0        140.1

    Income taxes                                    30.1      20.1      50.2            29.9      24.6         54.5
                                               --------- --------- ---------      ---------- --------- ------------

    INCOME FROM CONTINUING
     OPERATIONS                                $    43.7 $    29.5 $    73.2      $     50.2 $    35.4 $       85.6
                                               ========= ========= =========      ========== ========= ============
    Weighted average number of common
     shares and common stock equivalents           111.6      62.4     210.6           111.8      69.4        221.9

    INCOME FROM CONTINUING OPERATIONS
     PER COMMON SHARE                          $    0.39 $    0.47 $    0.35      $     0.45 $    0.56 $       0.40


  See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements give effect to the Merger of First Data and First Financial under the pooling of interests accounting method. In accordance with the Securities and Exchange Commission's ("the Commission") reporting rules, the pro forma condensed combined statements of income, and the historical statements from which they are derived, present only income from continuing operations, and therefore do not include income attributable to First Financial's discontinued operations of $30.1 million in 1992.

The pro forma condensed combined statements of income exclude: (i) anticipated positive effects of potential increased revenues or operating synergies and cost savings which may be achieved upon combining the resources of the companies; (ii) investment banking, legal and miscellaneous transaction costs of the Merger, currently estimated to be $52.3 million on an after-tax basis;
(iii) costs associated with termination benefits of certain employees of First Financial, currently estimated to be $143.1 million on an after-tax basis, and
(iv) costs associated with the integration and consolidation of the companies. The estimate of costs associated with termination benefits assumes a market value for First Financial Common Stock of $90 per share, which approximates the equivalent combined market value per share of First Financial Common Stock on the date of the Merger Agreement, June 12, 1995, reflecting the Conversion Number of 1.5859. Plans for integration and consolidation of the companies' operations are currently being developed, but the associated costs are not presently estimable. The accounting policies utilized by First Data and First Financial are currently being studied from a conformity perspective; however, the impact of any potential adjustment is not presently estimated to be material.

The pro forma condensed combined balance sheet as of March 31, 1995 includes, in accordance with the Commission's reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. Therefore, the pro forma condensed combined balance sheet reflects a pro forma adjustment, net of related taxes, of $195.4 million, for the current estimated amounts for transaction and termination costs related to the Merger, as discussed above.

The First Financial historical income statement and balance sheet classifications presented herein were reclassified to be consistent with the presentation used by First Data. Historically, First Financial presented its revenues on a gross basis including interchange fees. Interchange fees represent a standardized fee charged by the Visa and MasterCard credit card associations to compensate card issuing banks for the risk of transaction fraud, processing expenses and funding costs and are settled net with the card issuing banks. First Data presents revenues on a net basis in its consolidated financial statements as generally there is no risk to a merchant acquirer associated with the interchange fees. First Financial's interchange fees were $506.6 million, $639.0 million and $869.1 million for the years ended December 31, 1992, 1993 and 1994, respectively, and $171.9 million and $216.4 million for the three months ended March 31, 1994 and 1995, respectively.


2.   PRO FORMA ADJUSTMENTS

Stockholders' Equity

Stockholders' equity as of March 31, 1995 has been adjusted to reflect the following:

      Common stock is adjusted for the assumed issuance of approximately 99 million shares of First Data Common Stock in exchange for approximately 62 million shares of First Financial Common Stock issued and outstanding as of March 31, 1995, utilizing the Conversion Number of 1.5859. The number of shares of First Data Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of First Financial Common Stock outstanding at that time.

      Capital surplus is adjusted for: (i) the effects of the aforementioned issuance of shares of First Data Common Stock having a par value of $.01 per share in exchange for First Financial Common Stock having a par value of $.10 per share and (ii) the assumed cancellation of 20,000 shares of First Financial Common Stock held in treasury as of March 31, 1995.

      Other stockholders' equity is adjusted for the recognition of approximately $53.1 million of deferred compensation associated with the accelerated vesting of restricted stock awards.

As of the effective date of the Merger, all rights with respect to shares of First Financial Common Stock potentially issuable pursuant to First Financial stock option plans and convertible debentures shall immediately convert to equivalent rights with respect to First Data Common Stock utilizing the Conversion Number.

Income per Common Share

Pro forma weighted average shares and common stock equivalents for each of the three years in the period ended December 31, 1994 and the three-month periods ended March 31, 1994 and 1995 reflect the conversion of each share of outstanding First Financial Common Stock and each common stock equivalent that is dilutive to net income per share computations to 1.5859 shares of First Data Common Stock.

Common stock equivalents consist of shares issuable under each of the companies' stock option plans, shares issuable in connection with First Financial's warrants outstanding at March 31, 1995 and an assumed conversion into common stock of First Financial's senior convertible debentures issued in December 1994.

                  FIRST DATA CORPORATION, CESI HOLDINGS, INC.,
                  FIRST FINANCIAL MANAGEMENT CORPORATION, AND
                     WESTERN UNION FINANCIAL SERVICES, INC.
                   SUPPLEMENTAL PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME
                      (MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      YEAR ENDED DECEMBER 31, 1994      THREE MONTHS ENDED MARCH 31, 1995
                                                   ----------------------------------   ---------------------------------
                                                                PRO FORMA
                                                     PRO FORMA    FIRST                  PRO FORMA
                                                    FIRST DATA  FINANCIAL &              FIRST DATA
                                                      & CESI     WESTERN    PRO FORMA      & CESI     FIRST    PRO FORMA
                                                     HOLDINGS     UNION     COMBINED      HOLDINGS  FINANCIAL   COMBINED
                                                   ----------- ---------- -----------   ----------  --------- -----------
    REVENUES, NET                                  $   1,862.3 $ 1,514.2  $   3,376.5   $    475.9 $    386.4 $    862.3

    EXPENSES:

      Human resources                                    697.2     522.4      1,219.6        184.5      132.1      316.6
      Equipment, supplies and facilities                 284.4     261.4        545.8         75.0       61.3      136.3
      Depreciation and amortization                      178.4     130.7        309.1         49.7       32.5       82.2
      Professional, advertising and other, net           283.7     256.6        540.3         78.0       84.2      162.2
                                                   ----------- ---------  -----------   ---------- ---------- ----------
                                                       1,443.7   1,171.1      2,614.8        387.2      310.1      697.3
                                                   ----------- ---------  -----------   ---------- ---------- ----------

    Operating income                                     418.6     343.1        761.7         88.7       76.3      165.0

    Interest expense                                      57.4      54.4        111.8         13.8       11.0       24.8
    Western Union pension cost                            --        18.3         18.3         --          5.3        5.3
                                                   ----------- ---------  -----------   ---------- ---------- ----------

    Pretax income from continuing operations             361.2     270.4        631.6         74.9       60.0      134.9

    Income taxes                                         157.4     110.4        267.8         29.4       24.6       54.0
                                                   ----------- ---------  -----------   ---------- ---------- ----------

    INCOME FROM CONTINUING OPERATIONS              $     203.8 $   160.0  $     363.8   $     45.5 $     35.4 $     80.9
                                                   =========== =========  ===========   ========== ========== ==========

    Weighted average number of common shares
      and common stock equivalents                       121.4      69.0        230.8        118.1       69.4      228.2

    INCOME FROM CONTINUING OPERATIONS
      PER COMMON SHARE                             $      1.68 $    2.49  $      1.63   $     0.39 $     0.56 $     0.37


 See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements" and
    "Notes to Unaudited Supplemental Pro Forma Condensed Combined Financial
                                  Statements"

                   NOTES TO UNAUDITED SUPPLEMENTAL PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS


The First Data, CESI Holdings, First Financial and Western Union supplemental pro forma condensed combined statements of income are presented to give pro forma effect to First Data's acquisition of CESI Holdings in March 1995 and First Financial's acquisition of Western Union in November 1994 as if such acquisitions had taken place as of January 1, 1994. For further detail relating to First Data's acquisition of CESI Holdings for the year ended December 31, 1994 and the three months ended March 31, 1995, see First Data and CESI Holdings' Consolidated Unaudited Pro Forma Condensed Combined Statements of Income included herein. For further detail relating to First Financial's acquisition of Western Union for the year ended December 31, 1994, see First Financial Management Corporation's Current Reports on Form 8-K dated March 28, 1995 and November 4, 1994. The data presented for the year ended December 31, 1994 combine CESI Holdings' results of operations and First Data's results of operations for the year ended December 31, 1994; Western Union's results of operations for the period January 1, 1994 to October 31, 1994; and First Financial's results of operations for the year ended December 31, 1994 which included Western Union's results of operations from November 1, 1994. The data presented for the three months ended March 31, 1995 combine CESI Holdings' results of operations for the period January 1, 1995 through March 8, 1995; First Data's results of operations for the three months ended March 31, 1995 which included CESI Holdings' results of operations from March 9, 1995; and First Financial's results of operations for the three months ended March 31, 1995.

In addition to the assumptions contained herein relating to the Merger of First Data and First Financial, the supplemental pro forma condensed combined statements of income also reflect a number of assumptions related to the amortization of goodwill, the issuance of common stock and convertible debt and other adjustments related to the preliminary purchase price allocations, as further explained in First Financial's Current Reports cited above and the Notes to First Data's Pro Forma Combined Statement of Income included herein. The data are presented for informational purposes only and are not indicative of the results of operations that actually would have occurred if the Merger, First Data's acquisition of CESI Holdings and First Financial's acquisition of Western Union had been completed as described above. The supplemental pro forma condensed combined statements of income do not give pro forma effect to the November 30, 1994 disposition of First Data's Cable Services Group, Inc. subsidiary, the June 6, 1995 acquisition of ENVOY Corporation by First Data or the June 17, 1995 disposition of First Data's subsidiary First Data Health Systems Corporation, as they would have had less than a 5% effect on pro forma earnings in the aggregate. It also does not give effect to the pending acquisition of Employee Benefit Plans, Inc. by First Financial as the effect on pro forma earnings in the aggregate would be immaterial.

                      FIRST DATA AND HOLDINGS CONSOLIDATED
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


The unaudited pro forma financial information set forth below is presented to show the estimated effect on First Data Corporation ("First Data") of the proposed merger (the "Holdings Merger") with CESI Holdings, Inc. ("Holdings," and "Holdings Consolidated" when referencing Holdings together with its wholly owned subsidiary Card Establishment Services, Inc. ("CES") and its subsidiaries) and the distribution, as a dividend to Holdings' stockholders, of the capital stock of a healthcare information services company (formed from the acquisition of three unrelated health care information services companies acquired in the fourth quarter of Holdings 1994 fiscal year) as if they had occurred on December 31, 1994 for balance sheet presentation purposes and as of the beginning of the period presented for income statement presentation purposes. The historical income statement information of Holdings Consolidated, which has a June 30 fiscal year end, has been conformed to First Data's calendar year end. In addition, certain amounts in the historical financial statements of Holdings Consolidated have been reclassified to conform to First Data's presentation. The accretion of dividends on Holdings Series A Preferred Stock has been excluded from the accompanying pro forma financial information pursuant to SEC rules governing the preparation thereof. The pro forma financial information does not give pro forma effect to the acquisition of ENVOY Corporation or disposition of First Data's Cable Services Group, Inc. subsidiary, as they would have less than a 5% effect on pro forma earnings in the aggregate.

The Holdings Merger will be accounted for under the purchase method of accounting by First Data and the pro forma financial information has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. For purposes of this presentation, it is assumed that the entire purchase price will be paid in the form of First Data Common Stock. The pro forma adjustments are based upon available information and certain assumptions which First Data's management believes are reasonable. The pro forma adjustments do not, however, include any adjustments for cost savings or benefits from economies of scale that First Data's management believes would have been achieved had the transaction occurred at the beginning of the period presented. Based upon information currently available to First Data and certain assumptions regarding achievement of business plans, First Data does not anticipate dilution of its prospective earnings per share for the full year 1995 as a result of the Holdings Merger, although minimal dilution in the first half of the year is possible. The pro forma financial information is presented for informational purposes and is not necessarily indicative of the future financial position or results of operations of the combined companies, or of the financial position or the results of operations of the combined companies that would have actually occurred had the transactions been consummated as of the periods described above.

                     FIRST DATA AND HOLDINGS CONSOLIDATED
                         PRO FORMA CONDENSED COMBINED
                                BALANCE SHEET
                               ($ IN THOUSANDS)
                                 (UNAUDITED)
                              DECEMBER 31, 1994


                                                       FIRST       HOLDINGS      PRO FORMA      PRO FORMA
                                                       DATA      CONSOLIDATED   ADJUSTMENTS     COMBINED
                                                    ----------   ------------  ------------    ----------
    ASSETS

    Cash and cash equivalents                       $  166,203     $ 54,236     ($1,076)(1)    $  166,203
                                                                                (53,160)(2)
    Short-term investments                             197,134            0      53,160 (2)       250,294
    Proceeds including proceeds due from
       financial instruments sold                    3,058,829            0                     3,058,829
    Accounts receivable, less allowance                225,552            0                       225,552
    Merchant receivables, net                                0      347,208      (3,903)(1)       343,305
    Receivables from affiliates                         49,072            0                        49,072
    Land, buildings and equipment at cost, net         303,294       36,373      (3,526)(1)       323,733
                                                                                (12,408)(3(c))
    Deferred income taxes                               42,395            0      20,825 (3(e)      63,220
    Goodwill, net                                      866,505       27,795     718,837 (3(g)   1,585,342
                                                                                (11,835)(3(c))
                                                                                (15,960)(1)
    Other intangibles, net                             296,339       40,003      (1,089)(1)       316,339
                                                                                (38,914)(3(c))
                                                                                 20,000 (3(f))
    Other assets                                       214,121       19,846        (639)(1)       233,328
                                                    ----------     --------    --------        ----------
                                                    $5,419,444     $525,461    $670,312        $6,615,217
                                                    ==========     ========    ========        ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Drafts outstanding                              $  197,046     $      0                    $  197,046
    Liabilities relating to financial
       instruments sold                              3,069,000            0                     3,069,000
    Short-term debt                                     35,000            0      76,000 (4)       111,000
    Long-term debt                                     474,680      206,500     (76,000)(4)       617,680
                                                                                 12,500 (3(d))
    Accounts payable                                    90,358        8,536                        98,894
    Merchant payables                                        0      321,002                       321,002
    Payables to affiliates                               2,112            0                         2,112
    Income taxes payable                                60,019            0                        60,019
    Employee-related liabilities                        84,356        4,467        (509)(1)        88,314
    Deferred revenue                                    50,366            0                        50,366
    Accrued and other liabilities                      341,248       84,134        (934)(1)       454,448
                                                                                 30,000 (3(a))
                                                    ----------     --------    --------        ----------
                  Total liabilities                  4,404,185      624,639      41,057         5,069,881
                                                    ----------     --------    --------        ----------

    Series A Redeemable Preferred Stock, including
       accrued dividends                                     0       23,805     (23,805)(3(b)           0
    Stockholders' equity (capital deficiency)        1,015,259     (122,983)    (24,750)(1)     1,545,336
                                                                                147,733 (3(b))
                                                                                516,250 (3(a))
                                                                                 13,827 (3(a))
                                                    ----------     --------    --------        ----------
                                                    $5,419,444     $525,461    $670,312        $6,615,217
                                                    ==========     ========    ========        ==========


 See accompanying notes to pro forma condensed combined financial information.

                      FIRST DATA AND HOLDINGS CONSOLIDATED
                          PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                                ($ IN THOUSANDS)
                                  (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1994


                                                  FIRST        HOLDINGS         PRO FORMA       PRO FORMA
                                                  DATA       CONSOLIDATED      ADJUSTMENTS      COMBINED
                                               ----------    ------------      ----------      -----------
    REVENUES, NET                              $1,652,193      $217,598        ($7,507)(1)     $1,862,284



    EXPENSES:

      HUMAN RESOURCES                             649,599        52,367         (4,736)(1)        697,230
      EQUIPMENT, SUPPLIES AND FACILITIES          245,660        40,232         (1,460)(1)        284,432
      ADVERTISING, PROFESSIONAL AND OTHER
        OTHER, NET                                215,963        69,374         (1,645)(1)        283,692
      DEPRECIATION AND AMORTIZATION               143,597        48,586         (1,142)(1)        178,363
                                                                               (38,639)(5)
                                                                                25,961 (6)
      WRITE-OFF OF IMPAIRED INTANGIBLES                 0        24,643        (24,643)(5)              0
                                               ----------      --------        -------         ----------
                                                1,254,819       235,202        (46,304)         1,443,717

    OPERATING INCOME (LOSS) FROM
      CONTINUING OPERATIONS                       397,374       (17,604)        38,797            418,567

    INTEREST EXPENSE                               41,257        18,705            (32)(1)         57,406
                                                                                (4,934)(7)
                                                                                 3,471 (8)
                                                                                (1,061)(9)
                                               ----------      --------        -------         ----------

    PRETAX INCOME (LOSS) FROM CONTINUING
      OPERATIONS                                  356,117       (36,309)        41,353            361,161

    INCOME TAXES                                  147,971            18          9,327 (10)       157,316
                                               ----------      --------        -------         ----------

    NET INCOME (LOSS) FROM CONTINUING
      OPERATIONS                               $  208,146      ($36,327)       $32,026         $  203,845
                                               ==========      ========        =======         ==========

    NET INCOME FROM CONTINUING OPERATIONS
      PER COMMON SHARE                         $     1.87                                      $     1.68 (12)
                                               ==========                                      ==========
    WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING                   111,232                       10,169 (11)       121,401
                                               ==========                      =======         ==========



 See accompanying notes to pro forma condensed combined financial information.

                      FIRST DATA AND HOLDINGS CONSOLIDATED
                     NOTES TO PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION
                                  (UNAUDITED)


1. Adjustment to remove the results of operations and assets and liabilities of the Healthcare Information Services Companies acquired by Holdings Consolidated in 1994.

2. Adjustment to reclassify funds held on behalf of, and payable to, merchants, which are invested.

3. Adjustment to record the Merger and First Data's preliminary allocation of the purchase price to the acquired assets and assumed liabilities. First Data is acquiring CES to take advantage of its breadth of merchant relationships and services. The amount of purchase price allocated to goodwill is reflective of the market penetration and recognition as well as product synergies that will be derived from the transaction.

                                                                                                  $000's
                                                                                                  ------
      Purchase price:
        (a)   Financed through issuance of 10 million
                shares of First Data Common Stock (market value
                at closing date)                                                                $ 516,250
              Value assigned to Assumed Options                                                    13,827
              Acquisition-related costs financed internally                                        30,000
                                                                                                ---------
                                                                                                $ 560,077
                                                                                                =========
      Allocation of purchase price:

        (b)   Net liabilities assumed (historical)                                              ($123,928)

        (c)   Eliminate Holdings Consolidated's (excluding the
                Healthcare Information Services Companies)
                intangible assets (historical)                                                    (63,157)

        (d)   Adjustment to record the Subordinated Notes at
                fair value, based upon First Data's borrowing rates                               (12,500)

        (e)   Deferred tax adjustment                                                              20,825

        (f)   Other intangibles                                                                    20,000

        (g)   Goodwill                                                                            718,837
                                                                                                ---------
                                                                                                $ 560,077
                                                                                                =========

4. Adjustment to reflect the repayment of the Senior Credit Facility using borrowings on First Data's revolving line of credit.

5. Adjustment to eliminate Holdings Consolidated's (excluding the Healthcare Information Services Companies) historical intangible asset amortization expense and the charge relating to the impairment of certain intangible assets.

6. Adjustment to record amortization of acquired intangibles and goodwill over their estimated lives of ten years and thirty years, respectively, based upon First Data's preliminary allocation of the purchase price.

7. Adjustment to eliminate Holdings' historical interest expense under the Senior Credit Facility.

8. Adjustment to reflect interest expense on First Data's assumed borrowings under its revolving credit facility.

9. Adjustment to reflect amortization of debt premium on the Subordinated Notes resulting from the preliminary purchase price allocation.

10. Adjustment to reflect income tax effects of pretax pro forma adjustments and to provide tax benefit on Holdings Consolidated's (excluding the Healthcare Information Services Companies) pre-tax losses.

11. Adjustment to reflect the issuance of 10 million shares of First Data Common Stock as well as the dilutive effect of the Assumed Options.

12. At the election of holders of Holdings Common Stock, such holders are entitled, subject to certain limitations, to receive cash in lieu of any or all shares of First Data Common Stock. As a result of the Merger, holders of Holdings Preferred Stock are entitled to redeem any or all of their shares at a price of $1 per share plus accrued and unpaid dividends in lieu of receiving First Data Common Stock. The maximum cash payment by First Data for the Holdings Common Stock and the Holdings Preferred Stock would be approximately $124 million. This payment would be financed internally and consequently, could reduce net income by a maximum of $4.0 million for the year ended December 31, 1994 due to the foregone interest income and cash expended. This payment would not result in dilution to First Data's earnings per share.

13. Historically, Holdings Consolidated presented its revenues on a gross basis including interchange and association fees. Interchange fees represent a standardized fee charged by the Visa and MasterCard credit card associations to compensate card issuing banks for the risk of transaction fraud, processing expenses and funding costs and are settled net with the card issuing banks. First Data believes it is appropriate to present revenues on a net basis in its consolidated financial statements as generally there is no risk to First Data associated with the interchange fees. If these fees were included in Holdings Consolidated's revenues in the Pro Forma Condensed Combined Statement of Income, revenues would increase by $587 million for the year ended December 31, 1994.

                      FIRST DATA AND HOLDINGS CONSOLIDATED
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME


The unaudited pro forma condensed combined statement of income set forth below is presented to show the estimated effect on First Data Corporation ("First Data") of the March 9, 1995 merger (the "Holdings Merger") with CESI Holdings, Inc. ("Holdings," and "Holdings Consolidated" when referencing Holdings together with its wholly owned subsidiary Card Establishment Services, Inc. ("CES") and its subsidiaries) as if it had occurred as of January 1, 1995. In addition, certain amounts in the historical financial statements of Holdings Consolidated have been reclassified to conform to First Data's presentation. The accretion of dividends on Holdings Series A Preferred Stock, has been excluded from the accompanying pro forma condensed combined statement of income pursuant to SEC rules governing the preparation thereof. The pro forma condensed combined statement of income does not give pro forma effect to the June 6, 1995 acquisition of ENVOY Corporation or the June 17, 1995 disposition of First Data's Health Systems Corporation subsidiary, as they would have less than a 5% effect on pro forma earnings in the aggregate.

The Holdings Merger is being accounted for under the purchase method of accounting by First Data and the pro forma condensed combined statement of income has been prepared on such basis of accounting utilizing estimates and assumptions as set forth below and in the notes thereto. The pro forma adjustments are based upon available information and certain assumptions which First Data's management believes are reasonable. The pro forma adjustments do not, however, include any adjustments for cost savings or benefits from economies of scale that First Data's management believes would have been achieved had the transaction occurred as of January 1, 1995. In addition, the 1995 pro forma results reflect certain acquisition-related expenses, as well as start-up expenses associated with the formation of certain bank alliances. Based upon information currently available to First Data and certain assumptions regarding achievement of business plans, First Data does not anticipate dilution of its prospective earnings per share for the full year 1995 as a result of the Holdings Merger, although minimal dilution in the first half of the year is possible. The pro forma condensed combined statement of income is presented for informational purposes and is not necessarily indicative of the future results of operations of the combined companies, or of the results of operations of the combined companies that would have actually occurred had the transactions been consummated as of January 1, 1995.

                      FIRST DATA AND HOLDINGS CONSOLIDATED
                          PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                                ($ IN THOUSANDS)
                                  (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995


                                      FIRST      HOLDINGS         PRO FORMA         PRO FORMA
                                       DATA    CONSOLIDATED (9)  ADJUSTMENTS        COMBINED
                                    --------- -------------      -----------       ----------
    REVENUES, NET              (8)  $ 437,511 $       38,372    $                  $ 475,883

    EXPENSES:

      HUMAN RESOURCES                 174,333         10,132                         184,465
      EQUIPMENT, SUPPLIES AND
        FACILITIES                     67,260          7,772                          75,032
      PROFESSIONAL, ADVERTISING
        AND OTHER                      62,310         15,685                          77,995
      DEPRECIATION AND                 42,902          6,524           (4,540)(1)     49,688
          AMORTIZATION                                                  4,802 (2)
                                    --------- --------------    -------------      ---------
                                      346,805         40,113              262        387,180

    OPERATING INCOME (LOSS)
      FROM CONTINUING OPERATIONS       90,706         (1,741)            (262)        88,703

    INTEREST EXPENSE                   10,611          3,732           (1,246)(3)     13,786
                                                                          901 (4)
                                                                         (212)(5)
                                    --------- --------------    -------------      ---------

    PRETAX INCOME (LOSS) FROM
      CONTINUING OPERATIONS            80,095         (5,473)             295         74,917

    INCOME TAXES                       29,883                            (491)(6)     29,392
                                    --------- --------------    -------------      ---------

    NET INCOME (LOSS) FROM
      CONTINUING OPERATIONS         $  50,212 $       (5,473)   $         786      $  45,525
                                    ========= ==============    =============      =========

    NET INCOME FROM CONTINUING
      OPERATIONS PER COMMON
      SHARE                         $    0.45                                      $    0.39
                                    =========                                      =========
    WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING       111,826                           6,301 (7)    118,127
                                    =========                   =============      =========

                      FIRST DATA AND HOLDINGS CONSOLIDATED
                     NOTES TO PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME
                                  (UNAUDITED)


1. Adjustment to eliminate Holdings Consolidated's historical intangible asset amortization expense.

2. Adjustment to record amortization of acquired intangibles and goodwill over their estimated lives of ten years and thirty years, respectively, based upon First Data's preliminary allocation of the purchase price for the Holdings Merger.

3. Adjustment to eliminate Holdings' historical interest expense under its senior credit facility.

4. Adjustment to reflect interest expense on First Data's assumed borrowings under its revolving credit facility.

5. Adjustment to reflect amortization of debt premium on the Holdings Consolidated subordinated notes resulting from the preliminary purchase price allocation.

6. Adjustment to reflect income tax effects of pre-tax pro forma adjustments and to provide tax benefit on Holdings Consolidated's pre-tax losses.

7. Adjustment to reflect the issuance of 8.1 million shares of First Data Common Stock as well as the dilutive effect of the assumed options.

8. Historically, Holdings Consolidated presented its revenues on a gross basis including interchange and association fees. Interchange fees represent a standardized fee charged by the Visa and MasterCard credit card associations to compensate card issuing banks for the risk of transaction fraud, processing expenses and funding costs and are settled net with the card issuing banks. First Data believes it is appropriate to present revenues on a net basis in its consolidated financial statements as generally there is no risk to First Data associated with the interchange fees. If these fees were included in Holdings Consolidated's revenues in the Pro Forma Condensed Combined Statement of Income, revenues would increase by $142 million for the three months ended March 31, 1995.

9. Holdings Consolidated's results are for the period January 1, 1995 through March 8, 1995.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                         FIRST FINANCIAL MANAGEMENT CORPORATION
                                         --------------------------------------
                                                       (Registrant)





Date: July 25, 1995                    By /s/ M. Tarlton Pittard
     ----------------                     --------------------------------------
                                          Vice Chairman, Chief Financial Officer
                                          and Treasurer





Date: July 25, 1995                    By /s/ Richard Macchia
     ----------------                     --------------------------------------
                                          Executive Vice President
                                          and Principal Accounting Officer

                                EXHIBIT INDEX


Exhibit No.   Description                                                                            Page
- -----------   -------------------------------------------------------------------------------        ----
   23.1       Consent of Ernst & Young, LLP                                                           81

   23.2       Consent of Ernst & Young, LLP                                                           82

   23.3       Letter of Ernst & Young, LLP                                                            83




                                      -80-